                                                                   EXHIBIT 10.12



                          PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                            W-H ENERGY SERVICES, INC.
                               A TEXAS CORPORATION

                                  AS PURCHASER

                                      AND

                        HALLIBURTON ENERGY SERVICES, INC.
                             A DELAWARE CORPORATION

                                    AS SELLER

                                      AND

                               HALLIBURTON COMPANY
                             A DELAWARE CORPORATION


                                  AS GUARANTOR

                   DATED AS OF THE 22nd DAY OF JANUARY, 1999

PURCHASE AND SALE AGREEMENT ...........................................................1

RECITALS ..............................................................................1

ARTICLE I - DEFINITIONS ...............................................................1

ARTICLE II - PURCHASE AND SALE ........................................................5
           2.01   Sale and Purchase of Assets .........................................5
                  (a) Assets Transferred ..............................................5
                  (b) Assets Not Transferred ..........................................7
                  (c) Governmental Entity Approvals ...................................9
           2.02   Instruments of Conveyance and Transfer ..............................9
           2.03   Nonassignable Contracts .............................................9
           2.04   Retained Contracts .................................................10
           2.05   Transition Services Agreement ......................................10
           2.06   Condition of Assets: Intended Use ..................................10
           2.07   Owned Real Property ................................................12
                  (a) Title Review ...................................................12
                  (b) Environmental Review ...........................................12
           2.08   Title Policies and Surveys .........................................12
           2.09   Taxes on Owned Real Property .......................................13
           2.10   Manufacturing Facility .............................................13
           2.11   Research and Development Facility ..................................13

ARTICLE III - PRIMARY CLOSING, PURCHASE PRICE, ASSUMPTION OF LIABILITIES,
              WORK IN PROCESS ........................................................14
           3.01   Primary Closing ....................................................14
           3.02   Secondary Closing ..................................................14
           3.03   Consideration ......................................................14
           3.04   Purchase Price and Payment Thereof .................................15
                  (a) Purchase Price .................................................15
                  (b) Allocation of Purchase Price ...................................15
           3.05   Assumption of Liabilities ..........................................15
           3.06   Excluded Liabilities ...............................................16
           3.07   Unbilled Accounts Receivable: Work in Process ......................16

ARTICLE IV - PURCHASER'S REPRESENTATIONS AND WARRANTIES ..............................16
           4.01   Organization and Good Standing .....................................16
           4.02   Authorization and Validity .........................................17
           4.03   No Violation .......................................................17
           4.04   Litigation .........................................................17
           4.05   Consents ...........................................................17
           4.06   Finders' Fees ......................................................18
           4.07   Condition of Assets ................................................18
           4.08   HSR Act ............................................................18

ARTICLE V - SELLER'S REPRESENTATIONS AND WARRANTIES ..................................18
          5.01   Organization and Good Standing ......................................19
          5.02   Authorization and Validity ..........................................19
          5.03   Employee Benefit Plans ..............................................19
          5.04   Absence of Certain Changes ..........................................19
          5.05   Title ...............................................................20
          5.06   Commitments .........................................................20
          5.07   Intellectual Property and Software ..................................20
          5.08   No Violation ........................................................22
          5.09   Taxes ...............................................................22
          5.10   Government Approvals ................................................22
          5.11   Labor Relations .....................................................23
          5.12   Compliance with Laws ................................................23
          5.13   Litigation ..........................................................23
          5.14   Employees ...........................................................23
          5.15   Assigned Contracts ..................................................24
          5.16   Finders' Fees .......................................................24
          5.17   Gross Cash Margin Results ...........................................24
          5.18   Year 2000 Readiness Disclosures .....................................25
          5.19   HSR Act .............................................................25

ARTICLE VI - PURCHASER'S COVENANTS ...................................................25
          6.01   Retention of Records, Cooperation and Access ........................25
          6.02   Timely Payment and Performance of Assumed Liabilities ...............26
          6.03   Seller's Marks ......................................................26
          6.04   Warranty Work .......................................................26
          6.05   Employment by Purchaser .............................................27
          6.06   Notice of Change ....................................................27
          6.07   Competition Filings .................................................27
          6.08   Intended Use ........................................................28
          6.09   Compliance with Consent Decree ......................................28
          6.10   License Request .....................................................28
          6.11   Phase II Study ......................................................28

ARTICLE VII - SELLER'S COVENANTS .....................................................28
          7.01   Business Operations .................................................28
          7.02   Access ..............................................................29
          7.03   Approvals of Third Parties ..........................................29
          7.04   Employee Compensation and Benefit Matters ...........................29
          7.05   Contracts ...........................................................30
          7.06   Capital Assets; Payments of Liabilities .............................30
          7.07   Mortgages, Liens ....................................................30
          7.08   Notice of Change ....................................................30
          7.09   Competition Filings .................................................30
          7.10   Audit ...............................................................30
          7.11   Immunity From Prosecution ...........................................31

ARTICLE VIII - PURCHASER'S CONDITIONS PRECEDENT TO THE PRIMARY CLOSING ...............32
          8.01   Representations and Warranties ......................................32
          8.02   Covenants ...........................................................32

           8.03   Proceedings ........................................................32
           8.04   No Material Adverse Change .........................................32
           8.05   Bill of Sale .......................................................32
           8.06   Delivery of Documents ..............................................33
           8.07   Approval Pursuant to Consent Decree ................................33
           8.08   Certificate ........................................................33
           8.09   Transfer of Intellectual Property Licenses .........................33

ARTICLE IX - SELLER'S CONDITIONS PRECEDENT TO THE PRIMARY CLOSING ....................33
           9.01   Representations and Warranties .....................................33
           9.02   Covenants ..........................................................34
           9.03   Proceedings ........................................................34
           9.04   Purchase Price .....................................................34
           9.05   Bill of Sale .......................................................34
           9.06   Delivery of Other Documents ........................................34
           9.07   Approval Pursuant to Consent Decree ................................34
           9.08   Certificate ........................................................34

ARTICLE X - LIABILITY AND INDEMNIFICATION ............................................35
           10.01  Seller's Liability and Indemnity ...................................35
           10.02  Purchaser's Liability and Indemnity ................................35
           10.03  Basket .............................................................35
           10.04  Non-Basket Items ...................................................36
           10.05  Cap ................................................................36
           10.06  Responsibility for Breach of Agreement .............................36
           10.07  Conditions of Indemnification ......................................36
           10.08  Remedies Exclusive .................................................37

ARTICLE XI - GUARANTIES ..............................................................37
           11.01  Guaranty of Halliburton Company ....................................37
           11.02  Guaranty of Seller .................................................38
           11.03  Guaranty of Purchaser ..............................................38

ARTICLE XII - MISCELLANEOUS ..........................................................38
           12.01  Amendment ..........................................................38
           12.02  Assignment .........................................................38
           12.03  Notice .............................................................38
           12.04  Pre-Closing Confidentiality ........................................40
           12.05  Post-Closing Confidentiality .......................................40
           12.06  Entire Agreement ...................................................40
           12.07  Costs, Expenses and Legal Fees .....................................40
           12.08  Severability .......................................................41
           12.09  Waiver .............................................................41
           12.10  GOVERNING LAW ......................................................41
           12.11  Consent to Jurisdiction and Service of Process .....................41
           12.12  Captions ...........................................................42
           12.13  Counterparts .......................................................42
           12.14  Additional Agreements ..............................................42
           12.15  Bulk Sales Compliance ..............................................42
           12.16  Survival of Representations, Warranties, Covenants and Agreements ..42

           12.17  Risk of Loss .......................................................43
           12.18  Noncompetition .....................................................43
           12.19  Restriction on Transfer ............................................43

ARTICLE XIII - TERMINATION ...........................................................44
           13.01  Termination Rights .................................................44
           13.02  Performance Excused ................................................44
           13.03  Continuing Obligations .............................................44

ARTICLE XIV - ADDITIONAL ASSETS ......................................................45
           14.01  Sale and Purchase of Additional Assets .............................45
                  (a) Additional Assets Transferred ..................................45
           14.02  Right of First Refusal .............................................46



Exhibit A - Bill of Sale, Assignment and Assumption Agreement
Exhibit B - Act of Sale
Exhibit C - Supplemental Purchase and Sale Agreement
Exhibit D - Transition Services Agreement
Exhibit E - Gross Cash Margin Results
Exhibit F - Confidentiality Agreement
Exhibit G - Consent Decree

                          PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT, dated as of January 22, 1999, ("AGREEMENT") is by and between Halliburton Energy Services, Inc., a Delaware corporation ("SELLER"), Halliburton Company, a Delaware corporation ("GUARANTOR") and W-H Energy Services, Inc., a Texas corporation ("PURCHASER").

                                    RECITALS

         WHEREAS, the Seller desires to sell and to cause Seller's Affiliates to sell and Purchaser desires to purchase, as an ongoing concern, the assets owned by the Seller and Seller's Affiliates or which the Seller and Seller's Affiliates have a legal right to use and which are used by the Seller and Seller's Affiliates in connection with their business of providing logging-while drilling ("LWD") services, together with the measurement-while-drilling ("MWD") business used in conjunction with the LWD business (the "BUSINESS"); and

         WHEREAS, Purchaser desires that Guarantor guarantee certain obligations of the Seller and Seller's Affiliates and Guarantor finds that it is in Guarantor's best interest to do so.

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

                            ARTICLE I - DEFINITIONS

         As used herein, the following definitions apply:

         "ACT OF SALE" shall mean the Act of Cash Sale in substantially the form of Exhibit B hereto.

         "ADDITIONAL ASSETS" shall have the meaning set forth in Section 14.01
         (a).

         "ADDITIONAL ASSIGNED CONTRACTS" shall have the meaning set forth in
         Section 2.01(a)(3).

         "ADDITIONAL EQUIPMENT" shall have the meaning set forth in Section 14.01(a).

         "ADDITIONAL INTELLECTUAL PROPERTY" shall have the meaning set forth in
         Section 14.01(a)(2)(a).

         "ADDITIONAL LICENSES" shall have the meaning set forth in Section 14.01
         (a)(1).

         "AFFILIATE" shall, with respect to any Person, mean any other Person that controls, is controlled by or is under common control with the former.

         "AFFILIATE ACCOUNTS" shall have the meaning set forth in Section 2.01
         (b)(10).

         "AGREEMENT" shall have the meaning set forth in the first paragraph of this document.

         "APPLICABLE CLOSING DATE" shall mean, with respect to the transfer hereunder or under an Supplemental Purchase and Sale Agreement of a portion of the Assets, either (i) the Primary Closing Date, or (ii) the Secondary Closing Date, whichever is applicable.

         "ASSETS" shall have the meaning set forth in Section 2.01(a).

         "ASSIGNED CONTRACTS" shall have the meaning set forth in Section 2.01
         (a)(3).

         "ASSUMED LIABILITIES" shall have the meaning set forth in Section 3.05.

         "BASKET" shall have the meaning set forth in Section 10.03.

         "BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean the Bill of Sale, Assignment and Assumption Agreement in substantially the form of Exhibit A hereto.

         "BUSINESS" shall have the meaning set forth in the first Recital above.

         "CODE" shall have the meaning set forth in Section 3.04(b).

         "CONFIDENTIALITY AGREEMENT" shall mean the Confidentiality Agreement referred to in Section 12.04 and attached hereto as Exhibit F.

         "CONSENT DECREE" shall mean the Consent Decree referred to in Section
         6.09 and attached hereto as Exhibit G.

         "DAMAGES" shall have the meaning set forth in Section 10.01.

         "EMPLOYEE BENEFIT PLANS" shall have the meaning set forth in Section 2.01(b)(11).

         "EMPLOYEES" shall have the meaning set forth in Section 6.05.

         "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.01(b).

         "EXCLUDED LIABILITIES" shall have the meaning set forth in Section
         3.06.

         "FIXED ASSETS" shall have the meaning set forth in Section 2.01(a)(1).

         "GAAP" shall have the meaning set forth in Section 5.17.

         "GOVERNMENTAL ENTITY" shall mean any court or any federal, provincial, state or local legislative body or governmental department, commission, board, bureau, agency or authority.

         "GROSS CASH MARGIN RESULTS" shall have the meaning set forth in Section 5.17.

         "GUARANTOR" shall mean Halliburton Company, a Delaware corporation.

         "HSR ACT" shall have the meaning set forth in Section 4.08.

         "INDEMNIFIED PARTY" shall have the meaning set forth in Section 10.07.

         "INDEMNIFYING PARTY" shall have the meaning set forth in Section 10.07.

         "INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 5.07(a).

         "INVENTORY" shall have the meaning set forth in Section 2.01(a)(2).

         "LWD" shall have the meaning set forth in the first Recital above.

         "LAWS" shall mean all laws, and the rules and regulations promulgated thereunder, of any jurisdiction applicable to the Business.

         "LEASED REAL PROPERTY" shall mean the real property leased by Seller's Affiliates, as described in Schedule 2.01(a)(3) hereto.

         "LICENSES" shall mean the licenses of Intellectual Property and Software set forth in Section 2.01(a)(4).

         "MWD" shall have the meaning set forth in the first Recital above.

         "OWNED REAL PROPERTY" shall mean the real property owned by Seller located in Lafayette, Louisiana, as more fully described in Schedule 2.01(a)(8) of the Seller's Disclosure Letter.

         "PERMITTED LIENS" shall mean (i) taxes not yet due and payable, (ii) contractual and statutory liens of landlords, warehouses, mechanics and materialmen and other like liens which secure bills for services or materials not yet due and payable and which arose in the ordinary course of business, (iii) other encumbrances, easements, and defects or irregularities in title which do not, individually or in the aggregate, materially detract from the value or interfere with the use of the properties affected thereby, as presently used, and (iv) those liens described in Schedule 1 of the Seller's Disclosure Letter.

         "PERSON" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Governmental Entity.

         "PRIMARY CLOSING" and "PRIMARY CLOSING DATE" shall have the meanings set forth in Section 3.01.

         "PURCHASE PRICE" shall have the meaning set forth in Section 3.04(a).

         "PURCHASER" shall mean W-H Energy Services, Inc., a Texas corporation.

         "PURCHASER'S AFFILIATES" shall mean those subsidiaries or Affiliates of Purchaser to which any portion of the Assets shall be conveyed at the direction of Purchaser given pursuant to Section 12.02 or the provisions of any Supplemental Purchase and Sale Agreement.

         "PURCHASER'S DISCLOSURE LETTER" shall mean a letter of even date herewith delivered by the Purchaser to the Seller with the execution of this Agreement, which, among other things, shall identify exceptions to the Purchaser's representations and warranties contained in Article IV.

         "RETAINED CONTRACTS" shall have the meaning set forth in Section 2.04.

         "SECONDARY CLOSING" and "SECONDARY CLOSING DATE" shall have the meanings set forth in Section 3.02.

         "SECONDED EMPLOYEES" shall have the meaning set forth in Section 2.04.

         "SELLER" shall mean Halliburton Energy Services, Inc., a Delaware corporation.

         "SELLER'S AFFILIATES" shall mean those Affiliates of Seller that own any Assets or conduct part of the Business, each of which is listed on
         Schedule 2 of the Seller's Disclosure Letter.

         "SELLER'S DISCLOSURE LETTER" shall mean a letter of even date herewith delivered by the Seller to the Purchaser with the execution of this Agreement, which, among other things, shall identify (i) the Assets transferred by the Seller, and (ii) the exceptions to the Seller's representations and warranties contained in Article V.

         "SELLER'S MARKS" shall have the meaning set forth in Section
         2.01(b)(6).

         "SOFTWARE" shall have the meaning set forth in Section 5.07(c).

         "SUPPLEMENTAL PURCHASE AND SALE AGREEMENT" shall mean a Supplemental Purchase and Sale Agreement between each of the Seller's Affiliates and the Purchaser, each to be in substantially the form of Exhibit C hereto.

         "TRANSFERRED MARKS" shall have the meaning set forth in Section 2.01(a)(9).

         "TRANSITION SERVICES AGREEMENT" shall mean the Transition Services Agreement in substantially the form of Exhibit D hereto.

         "WARRANTY WORK" shall have the meaning set forth in Section 6.04.

                         ARTICLE II - PURCHASE AND SALE

2.01 SALE AND PURCHASE OF ASSETS.

         (a) ASSETS TRANSFERRED.

         Subject to and upon the terms and conditions contained herein, at the Primary Closing, the Seller, and at the Secondary Closing, the Seller's Affiliates, shall sell, transfer, assign, grant, convey and deliver to Purchaser and Purchaser shall purchase, accept and acquire from the Seller and the Seller's Affiliates, all of the Seller's and Seller's Affiliates' rights, titles and interests in and to the properties, assets and rights which are set forth on Schedules 2.01(a)(1), 2.01(a)(2), 2.01(a)(3)(i) and (ii), 2.01(a)(4)(a) and (b),
2.01(a)(5), 2.01(a)(6)(i) and (ii), 2.01(a)(7), 2.01(a)(8) and 2.01(a)(9) of the
Seller's Disclosure Letter, except for any such assets (other than equipment lost or damaged beyond repair in the hole) which may be disposed of, or sold or consumed since the date hereof in the ordinary course of business (collectively and individually, the "ASSETS"). The Assets shall be limited to the following:

              (1) FIXED ASSETS. All fixtures, machinery, equipment, tools and supplies listed in Schedule 2.01(a)(1) of the Seller's Disclosure Letter (the "FIXED ASSETS").

              (2) INVENTORY. The inventory of spare parts, replacements, component parts and supplies which are set forth in Schedule 2.01(a)(2) of the Seller's Disclosure Letter (the "INVENTORY").

              (3) ASSIGNED CONTRACTS. To the extent assignable, all rights (or the portion pertaining to the Business only for contracts and commitments involving services other than those performed by the Business and then only to the extent specified) under the contracts, agreements, leases, sales orders, purchase orders, and other arrangements and commitments listed in Schedule 2.01(a)(3)(i) of the Seller's

              Disclosure Letter ("ASSIGNED CONTRACTS"), and all contracts, agreements, leases, sales orders, purchase orders and other arrangements and commitments (or the portion pertaining to the Business only for contracts and commitments involving services other than those performed by the Business and then only to the extent specified) entered into in the ordinary course of business of the Business by the Seller or Seller's Affiliates after the date of this Agreement and through the Applicable Closing Date ("ADDITIONAL ASSIGNED CONTRACTS") and disclosed by the Seller as a supplement to the Seller's Disclosure Letter, labeled Schedule 2.01(a)(3)(ii) and provided at the Applicable Closing.

              (4) LICENSES.

                  (a) INTELLECTUAL PROPERTY. Subject to the third party licenses granted to the Seller and Seller's Affiliates as set forth in
              Schedule 5.07(b)(i) of the Seller's Disclosure Letter, non-exclusive, non-sublicensable, irrevocable, royalty-free, worldwide licenses to (i) Seller's and Seller's Affiliates Intellectual Property as set forth in Schedule 2.01(a)(4)(a) of the Seller's Disclosure Letter and (ii) such other of Seller's and Seller's Affiliates' Intellectual Property as used in the Business up to the Primary Closing Date or has been used in the Business, together with the right to use, manufacture, have manufactured for it, lease and sell the equipment and tools and the right to use the Seller's and Seller's Affiliates' Intellectual Property embodied in such equipment and tools as are used or have been used in the conduct of operations of the Business.

                  (b) SOFTWARE. Subject to the third party licenses granted to the Seller and Seller's Affiliates as set forth in Schedule 5.07(d)(i) of the Seller's Disclosure Letter, non-exclusive, non-sublicensable, irrevocable, royalty-free, worldwide licenses as set forth in Schedule 2.01(a)(4)(b) of the Seller's Disclosure Letter to use and copy the Software and create derivative works based thereon, as is used up to the Primary Closing Date or has been used in the Business in the conduct of the Business as embodied in the equipment and tools.

              (5) BOOKS AND RECORDS. Originals or copies of documents, papers, agreements, drawings, designs, plans, methods, engineering and manufacturing specifications, formulas, procedures, computer programs and customer lists which relate exclusively to the Assets and are set forth on Schedule 2.01(a)(5) of the Seller's Disclosure Letter.

              (6) MOTOR VEHICLES. All motor vehicles owned by the Seller and the Seller's Affiliates, listed in Schedule 2.01(a)(6)(i) of the Seller's Disclosure Letter and all motor vehicles leased by the Seller and the Seller's Affiliates, listed in Schedule 2.01(a)(6)(ii) of the Seller's Disclosure Letter.

              (7) PERMITS AND LICENSES. All transferable business licenses, permits, and equivalent documents, which are listed in Schedule 2.01(a)(7) of the Seller's Disclosure Letter.

              (8) OWNED REAL PROPERTY. The real property described in Schedule 2.01(a)(8) of the Seller's Disclosure Letter (the "OWNED REAL PROPERTY").

              (9) TRANSFERRED MARKS. The registered and common law trademarks and service marks, trademark and service mark registration applications, both foreign and domestic, that are set forth in
              Schedule 2.01(a)(9) of the Seller's Disclosure Letter (the "TRANSFERRED MARKS").

         (b) ASSETS NOT TRANSFERRED.

         Except for the Assets set forth on Schedules 2.01(a)(1), 2.01(a)(2), 2.01(a)(3)(i) and (ii), 2.01(a)(4)(a) and (b), 2.01(a)(5), 2.01(a)(6)(i) and
(ii), 2.01(a)(7), 2.01(a)(8) and 2.01(a)(9) of the Seller's Disclosure Letter, all other properties, assets and rights of every kind and description, whether personal, tangible or mixed, are excluded from the Assets and shall be retained by the Seller, Seller's Affiliates and their Affiliates ("EXCLUDED ASSETS"). Excluded Assets shall include, but shall not be limited to:

              (1) CASH, CASH EQUIVALENTS AND ACCOUNTS RECEIVABLE. All cash on hand and cash equivalents, including, without limitation, bank accounts and temporary cash investments and all accounts receivable of the Seller, Seller's Affiliates and their Affiliates.

              (2) REFUND CLAIMS. All claims of the Seller, Seller's Affiliates and their Affiliates for refunds of taxes and other governmental charges and the benefit, if any, of net operating loss carry-forwards or carry-backs of the Seller, Seller's Affiliates and their Affiliates.

              (3) THIRD PARTY CLAIMS. All claims or rights of the Seller, Seller's Affiliates and their Affiliates, if any, against third parties based on facts or events occurring prior to the Applicable Closing Date.

              (4) INSURANCE. All insurance policies and rights thereunder, including rights to any cancellation value on the Applicable Closing Date.

              (5) UNRELATED CONFIDENTIAL INFORMATION AND CERTAIN PROCESSES. All proprietary or confidential business or technical information, intellectual property, records and policies which relate to the Seller, Seller's Affiliates and their Affiliates or their other lines of business, except for licenses to those items listed in Schedules

              2.01(a)(4)(a) and 2.01(a)(4)(b) of the Seller's Disclosure Letter and those items listed in Schedule 2.01(a)(5) of the Seller's Disclosure Letter.

              (6) SELLER'S MARKS AND PROPRIETARY SYSTEMS AND PROCEDURES. Except for the Transferred Marks set forth in Schedule 2.01(a)(9) of the Seller's Disclosure Letter, all marks of the Seller, Seller's Affiliates and their Affiliates, including, without limitation, any and all trademarks or service marks, trade names, slogans or other like property relating to or including the names Halliburton Energy Services, Inc. or Halliburton Company; the marks of Halliburton Energy Services, Inc. or Halliburton Company, or any derivatives or variations thereof; the Halliburton Energy Services, Inc. or Halliburton Company logos, or any derivatives thereof ("SELLER'S MARKS").

              (7) UNRELATED ASSETS. All assets of the Seller, Seller's Affiliates and their Affiliates not used in connection with the Business, including, without limitation, assets used by the Seller, Seller's Affiliates and their Affiliates primarily in their other businesses, whether or not used for the benefit of the Business.

              (8) EXCLUDED PERSONAL PROPERTY. Tangible personal property, equipment, vehicles and inventory, other than that listed in Schedules 2.01(a)(1), 2.01(a)(2), 2.01(a)(6)(i) and 2.01
              (a)(6)(ii) of the Seller's Disclosure Letter.

              (9) CONTRACTS NOT ASSIGNED. The Retained Contracts and contracts, agreements, leases, sales orders, purchase orders, and other arrangements and commitments which are not Assigned Contracts or Additional Assigned Contracts.

              (10) AFFILIATE ACCOUNTS. All intercompany accounts among Seller, Seller's Affiliates and their Affiliates.

              (11) EMPLOYEE BENEFIT PLANS. All assets related to any pension, profit sharing, stock bonus, stock option, thrift or other retirement plan, medical, hospitalization, dental, life, disability, vacation or other insurance or benefit plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, bonus, benefit or other incentive plan, severance plan or other similar plan relating to the Seller, Seller's Affiliates and their Affiliates or their employees (the "EMPLOYEE BENEFIT PLANS").

              (12) INTELLECTUAL PROPERTY. All of the Seller's, Seller's Affiliates' and their Affiliates' right, title and interest in and to "Intellectual Property" as defined in Section 5.07(a), except for the licenses set forth in Section 2.01(a)(4)(a), Section 14.01
              (a)(2)(a) and the marks transferred in accordance with Section 2.01(a)(9).

              (13) SOFTWARE. All of the Seller's, Seller's Affiliates' and their Affiliates' right, title and interest in and to the "Software" as defined in Section 5.07(c), except for the licenses set forth in
              Section 2.01(a)(4)(b) and Section 14.01(a)(2)(b).

         (c) GOVERNMENTAL ENTITY APPROVALS.

         Notwithstanding Section 2.01(a), title may be retained for a period not to exceed 12 months from the Primary Closing Date by Seller or Seller's Affiliates if and to the extent necessary in order to comply with laws or regulations, including without limitation, those of the Nuclear Regulatory Commission, applicable to the transfer of Fixed Assets and Inventory.

2.02 INSTRUMENTS OF CONVEYANCE AND TRANSFER.

          (a) At the Primary Closing, the Seller shall execute and deliver to Purchaser (a) a Bill of Sale, Assignment and Assumption Agreement transferring to Purchaser the properties and assets to be acquired by it under the terms of this Agreement in substantially the form of Exhibit A annexed hereto, (b) an Act of Sale transferring to Purchaser the Owned Real Property in substantially the form of Exhibit B annexed hereto, and (c) such other bills of sale, instruments of assignment, certificates of title, registrations, licenses and other documents as may be reasonably necessary or appropriate to vest in Purchaser good title to the Assets or to carry out the transactions contemplated by this Agreement. The Seller shall assist Purchaser as reasonably required after the Primary Closing to register and record with appropriate governmental authorities the conveyance and transfer documents.

          (b) The Seller shall also deliver at the Primary Closing the Supplemental Purchase and Sale Agreements in substantially the form of Exhibit C annexed hereto, executed by each of Seller's Affiliates.

2.03 NONASSIGNABLE CONTRACTS.

          Nothing in this Agreement shall be construed as an attempt or agreement to assign any contract or claim as to which a required third party consent to assignment cannot be obtained. If, however, following the Applicable Closing, there is any contract, agreement, license, lease, sales order, purchase order or other commitment which would have constituted an Assigned Contract or an Additional Assigned Contract had the required consent been obtained, or any claim for which consent to the assignment thereof cannot be obtained, the Seller and Purchaser agree to take such action, to the extent permitted by applicable Law, as may be necessary in order for Purchaser to obtain the benefit and/or assume the obligations thereunder, including (i) the Seller designating Purchaser as the Seller's subcontractor or agent for purposes of performing such contracts and the Seller collecting monies due under such contracts and paying the same promptly over to Purchaser, or (ii) the Purchaser seconding personnel and leasing equipment to the Seller, at no cost, in order for the Seller to complete the contract for the account of the Purchaser.

2.04 RETAINED CONTRACTS.

         Notwithstanding Section 2.03, Seller and Seller's Affiliates shall retain contracts to perform LWD services outside the United States, that exist at the Applicable Closing Date or are awarded pursuant to a tender that is outstanding at the Applicable Closing Date, that are not assignable or to the extent the customer does not consent to assignment (the "RETAINED CONTRACTS"). Seller and Seller's Affiliates shall have the right to retain sufficient LWD and MWD tools and Inventory, use the facilities of Purchaser or Purchaser's Affiliates and utilize the services of employees of Purchaser ("SECONDED EMPLOYEES") (initially, persons which were formerly employees of the Business) as are reasonably required for Seller or Seller's Affiliates to complete the Retained Contracts. As the Retained Contracts are completed, Seller's Affiliates shall transfer possession of such retained tools and Inventory and facilities to, and release the Seconded Employees to, Purchaser or Purchaser's Affiliates. For such rental, Seller shall pay Purchaser on the Primary Closing on behalf of Seller's Affiliates a prepaid, lump sum rental amount for all such retained LWD and MWD tools, use of facilities of Purchaser and the services and Seconded Employees of $1,250,000. Seller shall also pay Purchaser at the release of such retained assets for the Inventory used or consumed during the retention period. Nothing in this Section 2.04 shall result in the delay of a Secondary Closing or delay the transfer of equitable title (and to the extent permissible, legal title) of the retained tools, Inventory and facilities utilized and transfer of employees utilized on the Retained Contracts to Purchaser. Notwithstanding the preceding sentence, legal title may be retained by Seller or Seller's Affiliates, if necessary, in order to comply with laws or regulations applicable to such tools and Inventory. The Retained Contracts are listed on Schedule 2.04 of Seller's Disclosure Letter. Seller shall give Purchaser written notice of the tools and Inventory it is retaining to perform the Retained Contracts within thirty (30) days of the Primary Closing Date. All tools and Inventory retained by the Seller and Seller's Affiliates after the Applicable Closing Date shall be returned in serviceable condition to the Purchaser's facility in Lafayette, Louisiana at the Seller's risk and expense: (i) within one hundred twenty (120) days of the date of the end of any Retained Contracts the Seller is performing using such tools and Inventory, or (ii) within one hundred twenty (120) days of the Primary Closing Date if such tools and Inventory are not being used to perform a Retained Contract. Seller shall pay Purchaser for tools lost or damaged beyond repair in the hole the amount set forth on Purchaser's LIH Price List attached as Schedule 2.04.1 of Seller's Disclosure Letter.

2.05 TRANSITION SERVICES AGREEMENT.

         At the Primary Closing, the Seller and Purchaser shall enter into a Transition Services Agreement in substantially the form of Exhibit D annexed hereto.

2.06 CONDITION OF ASSETS; INTENDED USE.

         BY THE PRIMARY CLOSING, PURCHASER WILL HAVE CAREFULLY INSPECTED THE ASSETS AND KNOWINGLY AND VOLUNTARILY ACCEPTS THE

SAME "AS IS", AND "WHERE IS", SUBJECT TO SELLER'S OBLIGATIONS TO RETURN TOOLS AND INVENTORY PURSUANT TO SECTION 2.04. NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, HAS BEEN MADE BY OR ON BEHALF OF THE SELLER OR SELLER'S AFFILIATES WITH RESPECT TO THE PRESENT CONDITION OF THE ASSETS OR THE PRESENT OR FUTURE SUITABILITY THEREOF FOR ANY INTENDED USE BY PURCHASER. Purchaser represents that it had an opportunity prior to execution hereof to undertake such investigations of the Assets as Purchaser deemed necessary or appropriate and to examine and review such records, documents, reports and other information of the Seller and Seller's Affiliates as Purchaser deemed relevant to the consummation of this Agreement, except that no such investigation or examination shall constitute a waiver by Purchaser of its right to rely on the terms and conditions of this Agreement.

         The Seller and Seller's Affiliates make no warranty, express or implied, regarding the commercial suitability or environmental condition of the Owned Real Property or Leased Real Property for Purchaser's intended use. Purchaser acknowledges that Purchaser's knowledge of its intended commercial activity is superior to that of the Seller and Sellers Affiliates and consequently the Seller cannot offer, and has not offered, any warranty, express or implied, with regard to Purchaser's intended commercial use of the Owned Real Property or Leased Real Property.

         The location of Assets specified in Seller's Disclosure Letter is based on the records of the Business at the time the schedule is prepared and is believed by Seller to be accurate at the time prepared. Purchaser understands that due to operational requirements, management of the Business may transfer Assets to other locations. Purchaser agrees that the disclosure of Assets is intended by the parties to be taken as a whole and to the extent the location of the Asset is different from that specified in Seller's Disclosure Letter, such discrepancy shall not be deemed a breach of this Agreement by Seller or a breach of a Supplemental Purchase and Sale Agreement by Seller or Seller's Affiliates.

         Without limiting the generality of the foregoing, it is understood that Purchaser has inspected the Owned Real Property and Leased Real Property and has conducted such investigation as Purchaser deems appropriate with respect to compliance of the Owned Real Property and Leased Real Property with all federal, state, provincial and local Laws regulating or protecting the environment and all regulations, rules, orders, decrees or other governmental or administrative pronouncements pursuant thereto and with respect to compliance of the Owned Real Property and Leased Real Property with all Laws, rules, regulations, ordinances or other governmental pronouncements, including but not limited to zoning, planning subdivision, growth management, building and other codes, federal, provincial, state and local Laws dealing with radiation or radioactive contamination, the Americans with Disabilities Act, and any other matters affecting the Owned Real Property or Leased Real Property or the operation thereof.

2.07 OWNED REAL PROPERTY.

         (a) TITLE REVIEW.

         Seller shall furnish Purchaser a survey of the Owned Real Property and a standard form commitment for an owner's policy of title insurance relating to the Owned Real Property in the amount set forth in Section 2.07 of Seller's Disclosure Letter. The Title Commitment and legible copies of documents creating exceptions contained in the Title Commitment and a survey supporting the same as well as a Mortgage Certificate, Conveyance Certificate and Tax Research Certificate relating to the Owned Real Property in the State of Louisiana, shall be delivered to Purchaser no later than twenty (20) business days after execution of this Agreement. Purchaser shall have ten (10) business days from the date of delivery in which to raise title objections. If title objections are raised by Purchaser then Seller shall have ten (10) days from the date such objections are raised to cure the same. If objections are not satisfied by the Primary Closing Date, unless Purchaser elects to waive the unsatisfied objections, the Purchase Price shall be reduced by $1,500,000, the Primary Closing shall occur and such Owned Real Property shall be conveyed at a later date mutually agreed by the parties after the title objections are cured or waived, at which time Purchaser shall pay Seller $1,500,000. At the Primary Closing or at such later date as provided in the preceding sentence, Seller shall furnish an Act of Sale duly executed in recordable form as per Exhibit B hereto.

         (b) ENVIRONMENTAL REVIEW.

         Purchaser shall have thirty (30) days after execution of this Agreement to complete a Phase II environmental study by an environmental consultant of Purchaser's choice. In the event that the Phase II indicates significant environmental conditions on the Owned Real Property, Seller shall be responsible for remediating any such environmental conditions to industrial standards under applicable Louisiana environmental laws. If the remediation efforts are not satisfied by the Primary Closing Date, unless Purchaser elects to waive completion of the remediation efforts or allows the Seller to complete the remediation efforts after the Primary Closing Date, the Purchase Price shall be reduced by $1,500,000, the Primary Closing shall occur and such Owned Real Property shall be conveyed at a later date mutually agreed by the parties after the remediation efforts are completed, at which time Purchaser shall pay Seller $1,500,000.

         (c) ADJUSTMENT.

         Section 2.07(a) and (b) notwithstanding, in no event shall the Purchase Price be reduced by more than $1,500,000.

2.08 TITLE POLICIES AND SURVEYS.

The cost of the owner's policy of title insurance and the survey relating to the Owned Real Property shall be paid by Purchaser.

2.09 TAXES ON OWNED REAL PROPERTY.

Any property taxes on the Owned Real Property for the year 1999 shall be pro rated between the parties.

2.10 MANUFACTURING FACILITY.

The Seller will transfer to Purchaser and install and calibrate in accordance with industry practices manufacturing, assembly, testing, calibration and other machinery and equipment and will license related software, all of which shall be included on Schedules 2.01(a)(1) or 2.01(a)(4)(b) of the Seller's Disclosure Letter, to equip a building supplied by Purchaser that is suitable, configured and ready for such installation, with equipment sufficient to permit Purchaser to conduct the manufacturing, assembly, testing, and calibration of LWD tools and MWD tools used in conjunction with the LWD tools currently performed by the Business (with the exception of a test well). The Seller will make its current test well in Fort Worth, TX available to Purchaser for a period of two (2) years for a charge not to exceed the amount charged by AMOCO at its test well in Catoosa, OK, which is available on a rental basis to the industry. This transferred equipment shall include automated test equipment and accelerated stress screen test equipment, and standard injection molding equipment used to "pott" circuit boards in shock resistant elastomer. Also included will be a hydraulic shake table used to perform tool chassis testing. The Seller will provide Purchaser with copies of all drawing, histories, manuals, lab notebooks, blueprints, designs, design protocols, specifications for materials, specifications for parts and devices, and quality assurance control procedures and other records maintained by the Seller related to the tools specified on
Schedule 2.01(a)(1) of the Seller's Disclosure Letter.

2.11 RESEARCH AND DEVELOPMENT FACILITY.

The Seller will transfer to Purchaser and install and calibrate in accordance with industry practices research and development equipment, will license related software, and will transfer copies of tool histories, development records and laboratory records pertinent to the LWD and related MWD tools transferred to Purchaser by Seller, all of which shall be included on Schedules 2.01(a)(1), 2.01(a)(4)(b) or 2.01(a)(5) of the Seller's Disclosure Letter, at a location to be supplied by Purchaser, that is suitable, configured and ready for such installation, which tools and information shall be sufficient to operate a LWD research laboratory capable of conducting the research projects with respect to existing LWD or MWD tools or new tools that extend the technology contained in the tools specified on Schedule 2.01(a)(1) of the Seller's Disclosure Letter.

          ARTICLE III - PRIMARY CLOSING, PURCHASE PRICE, ASSUMPTION OF
                          LIABILITIES, WORK IN PROCESS

3.01 PRIMARY CLOSING.

The primary closing of the transactions contemplated hereby (the "PRIMARY CLOSING") shall take place on the business day next following the day the last of the conditions precedent contained in Articles VIII and IX shall have been satisfied or waived, but no earlier than March 1, 1999. The day on which the Primary Closing actually takes place is herein sometimes referred to as the "PRIMARY CLOSING DATE". The Primary Closing shall take place in the offices of Halliburton Company, 3600 Lincoln Plaza, 500 N. Akard St., Dallas, Texas 75201-3391, at 10:00 a.m., Dallas, Texas time and shall be deemed to be effective at 11:59 p.m., Dallas, Texas time on the Primary Closing Date.

3.02 SECONDARY CLOSING.

The closing of the transactions contemplated by a Supplemental Purchase and Sale Agreement (the "SECONDARY CLOSING") shall occur on the business day next following the day on which the last of the conditions to the obligations of the parties contained in such Supplemental Purchase and Sale Agreement is fulfilled or waived or such other date as agreed to by the parties hereto (the "SECONDARY CLOSING DATE"). The parties intend that the transactions contemplated by each Supplemental Purchase and Sale Agreement will be consummated on the Primary Closing Date effective at 11:59 p.m. local time in the country in which the Assets are transferred. To the extent that one or more of the conditions precedent contained in one or more Supplemental Purchase and Sale Agreements have not been fulfilled or waived by the Primary Closing Date, then the Secondary Closing under any such Supplemental Purchase and Sale Agreement shall be deferred until the appropriate Secondary Closing Date.

3.03 CONSIDERATION.

Upon the terms and subject to the conditions set forth in this Agreement and in exchange and consideration for the Assets and other consideration set forth in this Agreement, Purchaser shall:

         (a) On and as of the Primary Closing Date, pay to Seller the "Purchase Price" in accordance with, and to the extent provided in, Section 3.04; and

         (b) Assume as of the Applicable Closing Date those certain debts, liabilities, and obligations of the Seller and Seller's Affiliates in respect of the Business specified in Section 3.05 (as limited by Section 3.06) in accordance with, and to the extent provided in, Section 3.05.

3.04 PURCHASE PRICE AND PAYMENT THEREOF.

         (a) PURCHASE PRICE.

Purchaser shall on the Closing Date, pay to Seller for the account of Seller and Seller's Affiliates by wire transfer of immediately available United States funds, to Seller's bank account at Citibank N.A., 399 Park Avenue, New York, NY 10043, Account No. 00032969, ABA Routing No. 021000089, $37,500,000 (the
"PURCHASE PRICE").

          (b) ALLOCATION OF PURCHASE PRICE.

The amount of the Purchase Price allocated to the Assets sold by PT Halliburton Drilling Systems Indonesia to the Purchaser shall be agreed upon by the Seller and Purchaser by the Primary Closing Date. The balance of the Purchase Price shall be allocated among the Assets in accordance with section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations under the Code. A schedule setting forth such proposed allocations shall be prepared by Purchaser and delivered to the Seller within one hundred twenty
(120) days following the Primary Closing Date. The allocation as set forth on such schedule shall be reasonably satisfactory to the Seller. Purchaser and the Seller agree to make such allocation in filing their respective tax returns or declarations for applicable income tax purposes both within and outside the United States.

3.05 ASSUMPTION OF LIABILITIES.

Purchaser shall assume as of the Applicable Closing Date and Purchaser agrees to pay, honor and discharge in accordance with the terms thereof all of the Assumed Liabilities. The term "ASSUMED LIABILITIES" shall mean only the following liabilities and obligations relating to the Business or the Assets:

          (a) Any and all liabilities, obligations and commitments relating to the Business which arise out of, or relate to (i) events or occurrences after the Applicable Closing Date, including, without limitation, any violation of any applicable federal, state, provincial or local Laws or regulations, or (ii) the Assigned Contracts and the Additional Assigned Contracts (excluding the Retained Contracts), but in any case, not including any liability for any obligations under or breach thereof occurring on or prior to the Applicable Closing Date;

          (b) Any and all taxes which may be applicable to the Business or the Assets arising from events or occurrences after the Applicable Closing Date, including without limitation, sales, use or transfer taxes resulting from the sale of the Assets to Purchaser;

          (c) Any and all liabilities, obligations and commitments specifically undertaken by Purchaser pursuant to the other terms of this Agreement; and

         (d) All risks associated with the use of any equipment purchased hereunder as part of the Assets, including liability to any third party, for any injury or damage to persons or property and any damage to the equipment and tools, arising after the Applicable Closing Date, due to any condition of, defect in or design of the equipment and tools, latent or otherwise, whether now existing or hereafter occurring.

3.06 EXCLUDED LIABILITIES.

         Purchaser shall not assume and shall not be responsible for any liabilities, obligations or commitments of the Seller or the Seller's Affiliates relating to or arising out of the operation of the Business on or prior to the Applicable Closing Date (the "EXCLUDED LIABILITIES") other than the Assumed Liabilities.

3.07 UNBILLED ACCOUNTS RECEIVABLE, WORK IN PROCESS.

The nature of the Business is such that on the Applicable Closing Date, the Seller and the Seller's Affiliates will have unbilled accounts receivable and work in process for which the Seller and the Seller's Affiliates have not invoiced their customers. With respect to any unbilled accounts receivable for jobs completed prior to the Applicable Closing Date, the Seller or Seller's Affiliates, as applicable, shall invoice the customer. With respect to any jobs being performed over a period that includes and continues beyond the Applicable Closing Date, Purchaser shall invoice the customer on completion of the job. The monies received from the customer shall be allocated between the Seller and Seller's Affiliates, on the one hand, and Purchaser, on the other, so that the Seller and Seller's Affiliates are compensated for work performed or reimbursable expenses incurred (such as mobilization fees) prior to and on the Applicable Closing Date and Purchaser is compensated for work performed or reimbursable expenses incurred (such as demobilization fees) after the Applicable Closing Date. Purchaser shall remit the proceeds to which Seller and Seller's Affiliates are entitled net of any normal operating business expenses incurred by Purchaser which are allocable to the Seller for liabilities and obligations incurred before the Applicable Closing Date within ten (10) business days of receipt of payment from the customer.

         ARTICLE IV - PURCHASER'S REPRESENTATIONS AND WARRANTIES

         Purchaser represents and warrants that the following are true and correct as of the date of this Agreement:

4.01 ORGANIZATION AND GOOD STANDING.

Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and licensed to do business as a foreign corporation and is in good standing in the jurisdictions in which it conducts its business. On the Applicable Closing Date, Purchaser or Purchaser's Affiliates, as applicable, will be duly qualified and licensed to conduct the Business and will be in good standing in each jurisdiction in which the Assets are located and the Business is conducted. Purchaser has all requisite corporate power and authority to acquire, own, lease and operate the Assets and the Business, to perform its obligations hereunder and to execute and deliver this Agreement.

4.02 AUTHORIZATION AND VALIDITY.

The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization moratorium and other similar laws and equitable principles relating to or limiting creditor's rights generally.

4.03 NO VIOLATION.

Neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in a violation or breach of the charter or bylaws of Purchaser or any agreement or other instrument under which Purchaser is bound or to which any assets of Purchaser are subject, or (b) violate any applicable law or regulation or any judgment or order of any Governmental Entity or any indenture, agreement or other instrument to which Purchaser is a party or by which Purchaser or its properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to, any such indenture, agreement or other instrument. Purchaser has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports.

4.04 LITIGATION.

There is no legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in process, pending or in effect, or to the knowledge of Purchaser, threatened against or relating to Purchaser in connection with or relating to the transactions contemplated by this Agreement, and Purchaser does not know nor have any reason to be aware of any basis for the same.

4.05 CONSENTS.

Except as set forth in Schedule 4.05 of the Purchaser's Disclosure Letter, no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement on the part of Purchaser.

4.06 FINDERS' FEES.

Except as set forth in Schedule 4.06 of the Purchaser's Disclosure Letter, Purchaser has made no agreement with any person or entity nor taken any action which would cause any person or entity to become entitled to agents', brokers', investment bankers' or finders' fees in connection with the transactions contemplated hereby.

4.07 CONDITION OF ASSETS.

PURCHASER HAS CAREFULLY INSPECTED THE ASSETS AND KNOWINGLY AND VOLUNTARILY ACCEPTS THE ASSETS "AS IS" AND "WHERE IS", SUBJECT TO SELLER'S OBLIGATIONS TO RETURN TOOLS AND INVENTORY PURSUANT TO SECTION 2.04, WITH NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, HAVING BEEN MADE BY OR ON BEHALF OF THE SELLER OR SELLER'S AFFILIATES WITH RESPECT TO THE PRESENT CONDITION OF THE ASSETS OR THE PRESENT OR FUTURE SUITABILITY THEREOF FOR ANY INTENDED USE BY PURCHASER. PURCHASER HAS HAD AN OPPORTUNITY PRIOR TO EXECUTION HEREOF TO UNDERTAKE SUCH INVESTIGATIONS OF THE ASSETS AS PURCHASER DEEMED NECESSARY OR APPROPRIATE AND TO EXAMINE AND REVIEW SUCH RECORDS, DOCUMENTS, REPORTS AND OTHER INFORMATION OF THE SELLER AS PURCHASER DEEMED RELEVANT TO THE CONSUMMATION OF THIS AGREEMENT, EXCEPT THAT NO SUCH INVESTIGATION OR EXAMINATION SHALL CONSTITUTE A WAIVER BY PURCHASER OF ITS RIGHT TO RELY ON THE TERMS AND CONDITIONS OF THIS AGREEMENT.

4.08 HSR ACT.

In accordance with Title 16 C.F.R. Section 801.10(c)(3) promulgated under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder ("HSR ACT") the ultimate parent entity of the Purchaser has determined that the fair market value of the Additional Assets it is acquiring from the Seller is less than $15 million. In addition the acquisition price of the Additional Assets is less than $15 million. Thus, no filing under the HSR Act is required for the acquisition of the Additional Assets.

         ARTICLE V - SELLER'S REPRESENTATIONS AND WARRANTIES.

         The Seller represents and warrants that the following are true and correct as of the date of this Agreement:

5.01 ORGANIZATION AND GOOD STANDING.

The Seller and Seller's Affiliates, as applicable, are corporations duly organized, validly existing and in good standing under the Laws of the jurisdictions of their incorporation, with all requisite power and authority to carry on the Business as it is now conducted and to own and operate the Assets and the Business as and in the places where the Business is now conducted and such Assets are now owned, located or operated. The Seller and Seller's Affiliates, as applicable, are duly qualified and licensed to do business and are in good standing in each jurisdiction where the nature of the Business makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the Assets and the Business taken as a whole. Each such jurisdiction is listed in Schedule 5.01 of the Seller's Disclosure Letter. The Seller and the Seller's Affiliates have aH necessary licenses, franchises and permits to own and operate the Assets and to carry on the Business as presently conducted.

5.02 AUTHORIZATION AND VALIDITY.

The execution, delivery and performance of this Agreement by the Seller and the Supplemental Purchase and Sale Agreements by Seller's Affiliates and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all necessary corporate action on the part of the Seller and the Seller's Affiliates. This Agreement has been duly executed and delivered by the Seller and the Supplemental Purchase and Sale Agreements will be duly executed and delivered by Seller's Affiliates and shall constitute legal, valid and binding obligations of the Seller and the Seller's Affiliates, enforceable against them in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditor's rights generally.

5.03 EMPLOYEE BENEFIT PLANS.

As a result of the sale of Assets and Business contemplated herein, Purchaser will not incur any liability to fund contributions or any other liability or obligation to the Employee Benefit Plans now or at any time in the future.

5.04 ABSENCE OF CERTAIN CHANGES.

Except as set forth in Schedule 5.04 of the Seller's Disclosure Letter, since August 31, 1998, (i) there has been no material adverse change in the financial condition of the Business, Assets, results of operations of the Business, or the Business taken as a whole and (ii) there have been no dispositions or acquisitions of capital assets with a book value over $100,000, except in the ordinary course of the Business.

5.05 TITLE.

Except as set forth in Schedule 5.05 of the Seller's Disclosure Letter and except for Permitted Liens, the Seller and Seller's Affiliates own good and marketable title to, or have a valid leasehold interest in or hold a valid right under contract or agreement to use all Assets and such property is owned, leased or so held free and clear of any and all, liens, claims and encumbrances.

5.06 COMMITMENTS.

         (a) Except as set forth in Schedule 5.06(a) of the Seller's Disclosure Letter, the Seller and Seller's Affiliates have not entered into, nor are the Assets bound by, whether or not in writing, any commitment which may, in any material respect, prevent or interfere with the Seller's or Seller's Affiliates' transfer of the Assets in accordance with this Agreement.

         (b) Except as contemplated herein or as set forth in Schedule 5.06(b) of the Seller's Disclosure Letter, (i) the Seller and Seller's Affiliates do not currently contemplate, nor do they have any reason to believe any other person or entity currently contemplates, any amendment or change to any Assigned Contract which would have a material adverse effect on the Business taken as a whole; and (ii) since August 31, 1998, none of the major suppliers of the Business has refused, or communicated that it will or may refuse, to supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to sell to the Seller and Seller's Affiliates.

5.07 INTELLECTUAL PROPERTY AND SOFTWARE.

         (a) "INTELLECTUAL PROPERTY" shall mean any and all intellectual property rights of Seller or Seller's Affiliates that covers any subject matter that is used or has been used in the conduct of the Business through the Primary Closing Date, including, but not limited to, all works, inventions, including inventions embodied in patents and pending patent applications and any divisionals, continuations continuations-in-part, reissues, reexaminations and foreign counterparts of such patents and patent applications, discoveries, domestic and foreign patent rights, domestic and foreign trademark rights, domestic and foreign service mark rights, domestic and foreign copyright rights, technology rights, confidentiality rights, third party rights, software rights, covenant not to sue rights, warranty rights, indemnity rights, license rights, trade dress rights, trade secrets rights, know-how, factual information, confidential information and proprietary information of Seller or Seller's Affiliates. With respect to continuation and divisional patent applications, any such applications filed following the Primary Closing Date shall be included in the definition of Intellectual Property, but continuations-in-part shall not be included in such definition. The intellectual property held by or obtained from NUMAR Corporation, Baroid Technologies, Inc. and Dresser Industries, Inc. is hereby expressly excluded from the definition of Intellectual Property. Seller and Seller's Affiliates agree to maintain keep in force all Intellectual Property set forth in Schedule 2.01(a)(4)(a) and Schedule 14.01(a)(2)(a) for a period of ten (10) years following the Primary Closing or until the term of such Intellectual Property expires. Seller and Seller's

Affiliates further agree to continue to prosecute any patent applications set forth in Schedule 2.01(a)(4)(a) and Schedule 14.01(a)(2)(a) subject to reasonable prospects of patentability.

         (b) The Seller and Seller's Affiliates own, subject to the licenses (x) granted to third parties by the Seller and Seller's Affiliates, and (y) granted to the Seller and Seller's Affiliates by third parties which are listed in Schedules 5.07(b)(i) of the Seller's Disclosure Letter, all the Intellectual Property, or possess licenses or other rights, if any, therefor without conflict, except as set forth in Schedule 5.07(b)(ii) of the Seller's Disclosure Letter, with the rights of others.

         (c) "SOFTWARE" shall mean a computer program or any part of such computer program whether in source code, object code or in any other form, whether recorded on tape or on any other media, and all modifications, enhancements or corrections made to such program, and all documentation relating to such program, including any flow charts, designs, instructions, job control procedures and manuals relating to such program in printed or machine readable form that is used or has been used in the conduct of the Business through the Primary Closing Date.

         (d) The Seller and Seller's Affiliates own, subject to the licenses (x) granted to third parties by the Seller and Seller's Affiliates, and (y) granted to the Seller and Seller's Affiliates by third parties which are listed in Schedules 5.07(d)(i) of the Seller's Disclosure Letter, all the Software, or possess licenses or other rights, if any, therefor without conflict, except as set forth in Schedule 5.07(d)(ii) of the Seller's Disclosure Letter, with the rights of others.

         (e) The Seller and Seller's Affiliates shall grant to Purchaser sublicenses covering third party intellectual property and software, embodied in the LWD tools and MWD tools included as Fixed Assets, to the extent permitted by the Seller's and Seller's Affiliates' licenses with such parties and to the extent not permitted, will identify such third party licenses and use their best efforts to assist Purchaser in obtaining a license from the third party.

         (f) There are no third party patents or technology licenses to Seller or Seller's Affiliates necessary for conducting the Business other than those identified in the Seller's Disclosure Letter.

         (g) There are no liens, security interests, or encumbrances on any Intellectual Property to be licensed to Purchaser, including, but not limited to, the licenses referred to in Schedule 2.01(a)(4)(a) and the Transferred Marks referred to in Schedule 2.01(a)(9).

         (h) Seller shall indemnify and hold harmless Purchaser from and against any claim, suit, demand or action that the Fixed Assets or Additional Fixed Assets, the manufacture or use of same, or the methods of use thereof as of the Primary Closing Date infringe or misappropriate the intellectual property, such as patents, copyrights, trade secrets, and trademarks, of any third party, including, but not limited to the conflict set forth in Schedule 5.07(b)(ii), for a period of two years after the Primary Closing Date; provided, however, that (a) Purchaser shall give Seller prompt written notice of such claim, suit, demand, or action; and (b) Purchaser shall cooperate with Seller in the defense and settlement thereof, and (c) Purchaser shall have control of the defense of such claim, suit, demand, or action and the settlement or compromise thereof. The above notwithstanding, Seller's obligation under this Section 5.07(h) shall not extend to any claim of infringement or misappropriation based upon (a) the Fixed Assets or Additional Fixed Assets which have been modified after the Primary Closing Date, where such claim of infringement or misappropriation would have been avoided but for such modification; (b) a change in the methods of use of the Fixed Assets or Additional Fixed Assets, where such claim of infringement or misappropriation would have been avoided but for the change in use; (c) the combination of the Fixed Assets or Additional Fixed Assets, or the methods of use thereof, with other products, equipment, methods or processes not provided by the Seller where such infringement or misappropriation would have been avoided by the use of the Fixed Assets or Additional Fixed Assets and the methods of use thereof without such other products, equipment, methods or processes.

5.08 NO VIOLATION.

Except as set forth in Schedule 5.08 of the Seller's Disclosure Letter, neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in a violation or breach of the charter or bylaws of the Seller and Seller's Affiliates or any indenture, agreement or other instrument to which the Seller and Seller's Affiliates is a party or by which the Seller and Seller's Affiliates or the Assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to, any such indenture, agreement or instrument, or (b) violate any applicable law or regulation or any judgment or order of any Governmental Entity.

5.09 TAXES.

Except where the failure to do so would not have an adverse effect on the Assets and the Business taken as a whole, the Seller and Seller's Affiliates have taken, or will take, all required actions relative to taxes of every type, including, but not limited to, income, excise, corporate, franchise, property, sales, payroll and withholding taxes, as they relate to the Assets and the Business for the periods ending on or prior to the Applicable Closing Date.

5.10 GOVERNMENT APPROVALS.

Except as set forth in Schedule 5.10 of the Seller's Disclosure Letter, no authorization, consent, approval, permit or license of, or filing with, any Governmental Entity is required to be obtained by the Seller for the execution and delivery of this Agreement or the consummation by the Seller of the transactions contemplated hereby.

5.11 LABOR RELATIONS.

Except as set forth in Schedule 5.11 of the Seller's Disclosure Letter, the Seller and Seller's Affiliates have not experienced within the last two years and are not experiencing as of the date of this Agreement, nor do the Seller and Seller's Affiliates know of any reason to expect, any labor disputes, including strikes, work stoppages, slow-downs or other material interference with or impairment of the Business by labor, nor have the Seller and Seller's Affiliates received in the year prior to the date of this Agreement any complaints of any unfair labor practice with regard to the employees of the Business. The Seller and Seller's Affiliates are not experiencing, nor does the Seller know of, any current or contemplated union organization efforts or negotiations, or requests for negotiations, representation or any labor contract relating to the employees of the Business.

5.12 COMPLIANCE WITH LAWS.

Except as described in Schedule 5.12 of the Seller's Disclosure Letter, to the knowledge of the Seller's management, there are no existing violations or notices of violations received by the Seller and Seller's Affiliates of any applicable federal, state, provincial or local Law or regulation that would have an adverse effect on the Assets or the Business.

5.13 LITIGATION.

Except as described in Schedule 5.13(a) of the Seller's Disclosure Letter, the Seller and Seller's Affiliates have not had any legal action or administrative proceeding or investigation instituted or, to the knowledge of the Seller's management, threatened which will have a material adverse effect on the Assets or the Business. Except as disclosed in Schedule 5.13(b) of the Seller's Disclosure Letter, the Seller and Seller's Affiliates are not (i) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to the Business, Assets or employees of the Business or (ii) in default with respect to any such order, writ, injunction or decree. Schedule 5.13(c) of the Seller's Disclosure Letter sets forth all litigation with regard to the Business claiming damages or losses in excess of $50,000 which is pending as of the date of this Agreement.

5.14 EMPLOYEES.

Set forth in Schedule 5.14(a) of the Seller's Disclosure Letter is a list of all employees of the Business as of January 13, 1999 showing such employees' locations, positions, base compensation rate, employment date and service date. Since August 31, 1998, except as set forth in Schedule 5.14(b) of the Seller's Disclosure Letter, the Seller and Seller's Affiliates have not granted or become obligated to grant any increases in the wages or salary of, or paid or become obligated to pay any bonus or made or become obligated to make any similar payment to, or grant any benefit to or on behalf of, any officer, employee or agent (except in the ordinary course of business consistent with past practices or pursuant to any plan, arrangement or policy in effect on that date). Set forth in Schedule 5.14(c) of the Seller's Disclosure Letter is a list of employees, showing such employees' expertise, qualifications, position, base compensation rate, employment date and service date, whose qualifications are suited to conduct the management of the manufacturing facility described in
Section 2.10. Set forth in Schedule 5.14(d) of the Seller's Disclosure Letter is a list of employees, who are not included in Schedule 5.14(a) of the Seller's Disclosure Letter, showing such employees' expertise, qualification, position, base compensation rate, employment date and service date, whose technical qualifications are suited to conduct the types of LWD research and development described in Section 2.11. The Seller will work with Purchaser to make reasonable arrangements to encourage the employees listed in Schedules 5.14(c) and (d) of the Seller's Disclosure Letter to whom Purchaser extends offers of employment to accept such employment with Purchaser.

5.15 ASSIGNED CONTRACTS:

Set forth in Schedule 2.01(a)(3)(i) of the Seller's Disclosure Letter is a list of the Assigned Contracts, whether written or oral, (a) by which any of the Assets are bound or (b) to which the Seller or one of Seller's Affiliates is a party or by which they are bound and which relate exclusively to the Business or the Assets. The Seller will make available to Purchaser complete and correct copies of all Assigned Contracts, and accurate descriptions of all oral Assigned Contracts, listed in Schedule 2.01(a)(3)(i) of the Seller's Disclosure Letter or required to be listed thereon together with all amendments thereto. Except as set forth in Schedule 5.15 of the Seller's Disclosure Letter, each Assigned Contract is valid and enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws and equitable principles relating to or limiting creditor's rights generally; to the knowledge of the Seller's management, there are not threatened cancellations thereof nor outstanding disputes thereunder; and, to the knowledge of the Seller's management, there is no existing default or event (including the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby) which, with the giving of notice or the passage of time or both, would constitute a default under any such Assigned Contract.

5.16 FINDER'S FEES.

Except as set forth in Schedule 5.16 of the Seller's Disclosure Letter, the Seller has made no agreement with any person or entity nor taken any action which would cause any person or entity to become entitled to agent's, brokers', investment bankers' or finders' fees in connection with the transactions contemplated hereby.

5.17 GROSS CASH MARGIN RESULTS.

A statement setting forth the gross cash margin of the Business for the two-month period ended November 30, 1998 and pro from statements setting forth the gross cash margin of the Business for the nine-month period ended September 30, 1998 and the year ended December 31, 1997 are attached as Exhibit E hereto. Such statements are herein sometimes referred to collectively as the ""GROSS CASH MARGIN RESULTS''. The Gross Cash Margin Results have been prepared from the books and records of Seller, but have not been audited. The Gross Cash Margin Results fairly present, in all material respects, the gross cash margin of the Business for the periods indicated, except as may be set forth in Section 5.17 of the Seller's Disclosure Letter. While the transactions underlying the Gross Cash Margin Results were accounted for in conformity with U.S. generally accepted accounting principles ("GAAP"), the Gross Cash Margin Results are special purpose statements prepared for purposes of this Agreement and are not prepared in accordance with GAAP.

5.18 YEAR 2000 READINESS DISCLOSURES.

Seller's Year 2000 Readiness Disclosure is set forth as Schedule 5.19 of Seller's Disclosure Letter and sets forth Seller's Program Strategy, Project Methodology and Program Organization.

5.19 HSR ACT.

Seller has entered into a Consent Decree (as defined in Section 6.09). No filing under the HSR Act is required for the Assets that are being sold to Purchaser which are subject to the divestiture requirements of the Consent Decree pursuant to Title 16 C.F.R. Section 802.70 promulgated under the HSR Act.

                       ARTICLE VI - PURCHASER'S COVENANTS

     Purchaser covenants and agrees as follows:

6.01 RETENTION OF RECORDS, COOPERATION AND ACCESS.

     (a) Purchaser shall retain all original books and records of the Business that Purchaser receives from the Seller or Seller's Affiliates. After the Applicable Closing, the Seller, Seller's Affiliates and their representatives shall have reasonable access to all such books and records during normal business hours. In addition, the Seller and Seller's Affiliates shall have the right to make abstracts or copies of any such books or records at their expense. If Purchaser intends to dispose of any such original documents it shall give the Seller or Seller's Affiliates written notice of such intention. The Seller or Seller's Affiliates shall have ninety (90) days from receipt of notice either to advise Purchaser that they do not desire to have such original documents or to collect such documents from Purchaser at the Seller's or Seller's Affiliates' sole cost and expense.

     (b) Purchaser shall cooperate to the best of its ability with the Seller, Seller's Affiliates and their representatives and agents (i) with respect to performing the Seller's and Seller's Affiliates obligations under Sections
10.06 and 10.07 hereof, or (ii) in prosecuting or defending any legal or administrative proceeding not transferred to or assumed by Purchaser. Cooperation, as it relates to matters covered under (i) through (ii) above, shall include, but not be limited to, causing Purchaser's employees to furnish documents in Purchaser's possession as requested and using its best efforts to encourage its employees to testify as witnesses, appear for depositions and take other similar actions as the Seller or Seller's Affiliates may reasonably request. The Seller or Seller's

Affiliates shall reimburse Purchaser for Purchaser's out-of-pocket costs and expenses incurred with respect to the foregoing.

         (c) Prior to the Applicable Closing, Purchaser agrees that it shall not contact customers and suppliers of the Business unless accompanied by a representative of the Seller or Seller's Affiliates or, if such contact is in writing, unless the writing is signed by duly authorized representatives of Purchaser and the Seller or one of Seller's Affiliates.

6.02 TIMELY PAYMENT AND PERFORMANCE OF ASSUMED LIABILITIES.

Purchaser agrees to pay, perform and discharge each and every Assumed Liability in due course and in accordance with the terms thereof.

6.03 SELLER'S MARKS.

Except for the limited right of Purchaser to identify its LWD tools and MWD tools of the type acquired from Seller as being manufactured pursuant to a license from Seller and the Business as having been acquired from Seller, Purchaser acknowledges that the transactions contemplated hereby do not encompass any rights with respect to the Seller's Marks. Purchaser covenants and agrees not to publish or distribute to third parties printed matter depicting, or otherwise use after the Applicable Closing Date, the Seller's or Seller's Affiliates names or the Seller's Marks, or any variations thereof, except as permitted hereby or with the prior express written consent executed by duly authorized officers of the Seller or Seller's Affiliates. Within sixty (60) days after the Applicable Closing Date, Purchaser agrees to delete permanently the Seller's and Seller's Affiliates names and the Seller's Marks from all Assets, including, without limitation, promotional materials, drawings and signage.

6.04 WARRANTY WORK.

Purchaser shall perform all service, repair, replacement and similar work required under the Seller's and Seller's Affiliates written warranties for services provided and products sold by the Business prior to the Applicable Closing Date ("WARRANTY WORK"), in a workmanlike manner and consistent with the Seller's and Seller's Affiliates past practices. Prior to commencing any such Warranty Work, Purchaser shall notify the Seller or Seller's Affiliates in writing of such Warranty Work claim, specifying the contractual basis therefor, the scope of the Warranty Work proposed to be performed and the estimated expense to be incurred in connection therewith. Upon receipt of notice of a claim for Warranty Work, the Seller or Seller's Affiliate shall promptly advise Purchaser in writing of any objections the Seller or Seller's Affiliate may have that the proposed scope of Warranty Work exceeds that required under the Seller's or Seller's Affiliate's pre-closing written warranty requirements, specifying the basis therefor, and the parties shall thereafter attempt to negotiate, diligently and in good faith, a mutually satisfactory resolution to any matters in dispute. Purchaser may proceed with the Warranty Work upon the earlier to occur of (i) fifteen (15) days after the Seller's or Seller's Affiliate's receipt of notice of the claim for Warranty Work, if

Purchaser has not received notification of the Seller's or Seller's Affiliate's objections thereto or (ii) the parties' resolution of all disputed matters with respect to such claim. The Seller or Seller's Affiliate shall reimburse Purchaser for any such Warranty Work in an amount equal to (a) the original ticket price for service work and product replacement, and (b) Purchaser's shop level cost (direct materials cost plus actual overhead-burdened labor not to exceed $45.00/hour) for repair work.

6.05 EMPLOYMENT BY PURCHASER.

Purchaser agrees that an offer of employment will be made to certain of the Seller's or Seller's Affiliates' active employees working for the Business on the Applicable Closing Date who are listed in Schedule 5.14(a) of the Seller's Disclosure Letter, effective on such date and who are selected by Purchaser immediately prior to the Applicable Closing Date. Purchaser will be responsible for selecting from the employees specified in Schedules 5.14(c) and (d), respectively, of the Seller's Disclosure Letter a suitable number of employees to operate the Business, and will offer such employees compensation and benefit programs with the intent to induce such persons voluntarily to agree to leave the Seller's employment and become employees of Purchaser. All such persons who may accept employment with Purchaser are hereinafter referred to as "EMPLOYEES." Each such person offered employment on the Applicable Closing Date shall be offered employment at equal to or greater than his or her rate of monthly or hourly compensation in effect on the Applicable Closing Date together with employee benefits generally available to Purchaser's other employees with comparable years of service and rate of pay. For all applicable employee benefit purposes, Purchaser shall give each such Employee credit for his or her prior service with the Seller and Seller's Affiliates as shown in Schedules 5.14(a),
(c) and (d) of the Seller's Disclosure Letter. Purchaser shall be responsible for and shall indemnify the Seller from and against any and all liability under the Worker Adjustment and Retraining Notification Act, in the event Purchaser fails or refuses to offer employment to a sufficient number of the Seller's employees to avoid liability under the act.

6.06 NOTICE OF CHANGE.

To the extent of Purchaser's knowledge, Purchaser shall give the Seller prompt written notice of any material changes in any of the information contained in the representation and warranties made in Article IV or elsewhere in this Agreement or the Purchaser's Disclosure Letter that occur on or prior to the Primary Closing.

6.07 COMPETITION FILINGS.

Purchaser shall as soon as practicable after the date of this Agreement make filings under competition laws of jurisdictions other than the United States as required, if any. Purchaser agrees to use its good faith efforts to eliminate any concern on the part of any Governmental Entity regarding the legality of the transactions contemplated under this Agreement or the acceptability of

Purchaser as the purchaser of the Business and in that regard shall cooperate with Seller and Seller's Affiliates in providing information requested by any Governmental Entity.

6.08 INTENDED USE.

The Purchaser acknowledges that the Seller makes no warranty, express or implied, regarding the commercial suitability or environmental quality of the Owned Real Property or Leased Real Property for Purchaser's intended use. Purchaser's knowledge of its intended commercial activity is superior to that of the Seller and consequently the Seller cannot offer, and has not offered, any warranty, express or implied, with regard to Purchaser's intended commercial use of the Owned Real Property or Leased Real Property.

6.09 COMPLIANCE WITH CONSENT DECREE.

In accordance with Section III. B. of the proposed Final Judgment filed with the court in United States of America v. Halliburton Company and Dresser Industries, Inc. Civil Action Number 98CV02340 (D.C.D.C. September 29, 1998) (the "CONSENT DECREE"), a copy of which is attached hereto as Exhibit G, the Purchaser agrees that the Consent Decree shall be binding on the Purchaser.


6.10 LICENSE REQUEST.

Purchaser shall promptly after execution of this Agreement request and execute licenses for the intellectual property listed in Schedule 6.10 of Purchaser's Disclosure Letter.

6.11 PHASE II STUDY.

After execution of this Agreement, the Seller shall give Purchaser access to the Owned Real Property for purposes of Purchaser performing a Phase II environmental study.

                        ARTICLE VII - SELLER'S COVENANTS

The Seller covenants and agrees that from the date of this Agreement until the Applicable Closing:

7.01 BUSINESS OPERATIONS.

The Seller shall conduct, and shall cause Seller's Affiliates to conduct, the Business only in the ordinary course consistent with past practices and the requirements of the Consent Decree, and the Seller shall use, and shall cause Seller's Affiliates to use, commercially reasonable efforts to preserve intact the Business and the goodwill of its customers and suppliers. The Seller shall not take, and shall cause Seller's Affiliates not to take, any action that will materially impair the Business or Assets without the prior written consent of Purchaser, or take or fail to take any action that would cause or permit the representations made in Article V hereof to be inaccurate at the time of the Applicable Closing or preclude the Seller from making such representations and warranties at the Applicable Closing, except to the extent such action is necessary to protect the business or assets of the Seller and Seller's Affiliates.

7.02 ACCESS.

The Seller shall permit, and shall cause Seller's Affiliates to permit, Purchaser or its authorized representatives, during normal business hours, full access to, and make available for inspection, all of the Assets and the documents, records and information, including, but not limited to, documents, records and information concerning the Business' customers and suppliers, which pertain to such Assets and to the Business, all for the sole purpose of permitting Purchaser to become familiar with the Assets and the Business. In that connection, the Seller shall cause, and shall cause Seller's Affiliates to cause, its officers and employees and the management personnel of the Business to cooperate fully with Purchaser's reasonable requests.

7.03 APPROVALS OF THIRD PARTIES.

As soon as practicable after the execution of this Agreement, through the Applicable Closing Date and to the extent reasonably required, the Seller will use, and will cause Seller's Affiliates to use, all reasonable efforts to secure all necessary approvals, consents, permits and authorizations of third parties to the consummation of the transactions contemplated by this Agreement, including consents necessary to assign to Purchaser and have Purchaser assume all Assigned Contracts and Additional Assigned Contracts (other than Retained Contracts). Such efforts shall include, to the extent necessary, providing such third parties with information about Purchaser and Purchaser's Affiliates.

7.04 EMPLOYEE COMPENSATION AND BENEFIT MATTERS.

Except with Purchaser's prior written consent or pursuant to contracts or plans in existence as of the date of this Agreement, and except for normal annual salary increases consistent with past practices, prior to the Applicable Closing, no increase will be made in the compensation or rate of compensation payable or to become payable to the employees of the Business, no bonus, profit sharing, retirement, insurance, death benefits, fringe benefit or other extraordinary or indirect compensation shall accrue, be set aside or be paid to, for or on behalf of any of such officers or employees other than pursuant to the terms of the Employee Benefit Plans as presently constituted, and no employment or benefit related agreement or plan other than those now in effect shall be committed for or adopted.

7.05 CONTRACTS.

Except with Purchaser's prior written consent, the Seller shall not waive, and shall cause Seller's Affiliates not to waive, any material right or cancel any material contract or claim related to the Business.

7.06 CAPITAL ASSETS; PAYMENTS OF LIABILITIES.

Except with Purchaser's prior written consent, the Seller will not acquire or dispose of, and shall cause Seller's Affiliates not to acquire or dispose of, any Assets which are capital assets used in the Business, except in the ordinary course of business consistent with past practices. The Seller shall, and shall cause Seller's Affiliates to, discharge or satisfy all liens on the Assets other than Permitted Liens and shall pay all other liabilities of the Seller and Seller's Affiliates which relate to the Business as they become due through the Applicable Closing Date.

7.07 MORTGAGES, LIENS.

Except with Purchaser's prior written consent or except in the ordinary course of the Business consistent with the conduct of the Business at the date of this Agreement, the Seller will not, and shall cause Seller's Affiliates to not, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement relating to the Assets, or voluntarily permit any lien, encumbrance or claim of any kind, other than a Permitted Lien, to attach to any of the Assets, whether now owned or hereafter acquired.

7.08 NOTICE OF CHANGE.

To the extent of the knowledge of the Seller's management, the Seller shall give Purchaser prompt written notice of any material changes in any of the information contained in the representations and warranties made in Article V or elsewhere in this Agreement or the Seller's Disclosure Letter that occur on or prior to the Applicable Closing.

7.09 COMPETITION FILINGS.

Seller shall as soon as practicable after the date of this Agreement make filings under competition laws of jurisdictions other than the United States as required, if any. Seller agrees to use its good faith efforts to eliminate, and cause Seller's Affiliates to use their good faith efforts to eliminate, any concern on the part of any Governmental Entity regarding the legality of the transactions contemplated under this Agreement.

7.10 AUDIT.

Following the Applicable Closing Date the Purchaser may seek to offer its securities in a public offering or offerings. In this connection Purchaser may need as yet to be determined financial information concerning the Business for the year ended December 31, 1998, and the period from January 1, 1999 to the Applicable Closing Date. Purchaser may need to have certain of such financial information audited by an independent public accounting firm that is registered with the Securities and Exchange Commission. In order to assist Purchaser in this regard, for a period of 12 months following the Applicable Closing Date Seller shall, upon written notice by Purchaser, provide full access and cooperation to an independent public accounting firm selected to conduct such audit work. Seller will use commercially reasonable efforts to provide the requested information to the Purchaser as soon as possible. Such independent public accounting firm shall be selected and retained by Purchaser with the approval of Seller, which approval shall not be unreasonably withheld. Seller agrees to pay the fees and expenses such independent public accounting firm charges for performing such audit work up to a total of $50,000. In addition, for a period of twelve (12) months following the Applicable Closing Date, Seller shall provide full access and cooperation to the independent public accounting firm selected by Purchaser for any further historical information required in an offering or by the SEC. Seller does not warrant that the information provided or that the audit results will be suitable for Purchaser's intended purpose.

7.11 IMMUNITY FROM PROSECUTION.

Seller agrees on behalf of itself and its Affiliates not to prosecute a claim against Purchaser for intellectual property infringement or misappropriation of the Intellectual Property listed in Schedule 2.01(a)(4)(a)(i), subject to the limitations set forth therein, or the Additional Intellectual Property listed in
Schedule 14.01(a)(2)(a), subject to the limitations set forth therein, and other intellectual property embodied in the tools or equipment included in Fixed Assets and the Additional Equipment or that have been embodied therein as of the Primary Closing Date.

               ARTICLE VIII - PURCHASER'S CONDITIONS PRECEDENT
                              TO THE PRIMARY CLOSING

         Except as may be waived in writing by Purchaser (with the exception of Section 8.07 which cannot be waived), the Purchaser's obligation to close the transactions contemplated under this Agreement is subject to the fulfillment at or prior to the Primary Closing of each of the following conditions:

8.01 REPRESENTATIONS AND WARRANTIES.

The representations and warranties of the Seller contained herein shall be true and correct in all material respects as of the Primary Closing (except where such representation and warranty is made as of a date specifically set forth therein), subject to any changes contemplated by this Agreement, and Purchaser shall not have discovered any material error, misstatement or omission therein.

8.02 COVENANTS.

The Seller shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Primary Closing.

8.03 PROCEEDINGS.

No action, proceeding or order by any Governmental Entity shall have been threatened or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement, and the waiting period and any statutory extension thereof applicable to the consummation of the transactions contemplated hereby under the HSR Act, if applicable, shall have expired or been terminated and no action, suit or proceeding shall have been initiated by the Antitrust Division of the United States Department of Justice or the Federal Trade Commission challenging the transactions contemplated hereby under the Clayton Act or the Sherman Act.

8.04 NO MATERIAL ADVERSE CHANGE.

Other than as contemplated by Section 12.17, no material adverse change in the Assets or the Business taken as a whole shall have occurred after the date of this Agreement and prior to the Primary Closing.

8.05 BILL OF SALE.

The parties hereto shall have executed and delivered the Bill of Sale, Assignment and Assumption Agreement.

8.06 DELIVERY OF DOCUMENTS.

All other documents, including the Transition Services Agreement and the Supplemental Purchase and Sale Agreements, required under the terms of this Agreement to be executed and delivered by the Seller to Purchaser at or prior to the Primary Closing shall have been so delivered.

8.07 APPROVAL PURSUANT TO CONSENT DECREE.

Pursuant to the Consent Decree, the United States of America, as plaintiff, shall have provided written notice to Seller that it has no objection to the consummation of the transactions contemplated hereby and the closing of such transactions.

8.08 CERTIFICATE.

The Seller shall have delivered to Purchaser a certificate dated as of the Primary Closing and signed by an authorized officer of the Seller to the effect that all of the covenants, terms and conditions of this Agreement to be complied with and performed by the Seller at or before the Primary Closing have been complied with and performed in all material respects.

8.09 TRANSFER OF INTELLECTUAL PROPERTY LICENSES.

The Seller shall have obtained the right to transfer the third party licenses set forth in Schedule 8.09 of Purchaser's Disclosure Letter to the Seller and such licenses shall have been transferred to Purchaser; and, subject to Purchaser's prompt request for the licenses set forth in Schedule 6.10 of Seller's Disclosure Letter, Purchaser shall have received new licenses from the previous licensors of Seller.

       ARTICLE IX - SELLER'S CONDITIONS PRECEDENT TO THE PRIMARY CLOSING


          Except as may be waived in writing by the Seller (with the exception of Section 9.07 which cannot be waived), the Seller's obligation to close the transactions contemplated under this Agreement is subject to fulfillment at or prior to the Primary Closing of each of the following conditions:

9.01 REPRESENTATIONS AND WARRANTIES.

The representations and warranties of Purchaser contained herein shall be true and correct in all material respects as of the Primary Closing (except where such representation and warranty is made as of a date specifically set forth therein), subject to any changes contemplated by this Agreement, and the Seller shall not have discovered any material error, misstatement or omission therein.

9.02 COVENANTS.

Purchaser shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Primary Closing.

9.03 PROCEEDINGS.

No action, proceeding or order by any Governmental Entity shall have been threatened or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement, and the waiting period and any statutory extension thereof applicable to the consummation of the transactions contemplated hereby under the HSR Act, if applicable, shall have expired or been terminated and no action, suit or proceeding shall have been initiated by the Antitrust Division of the United States Department of Justice or the Federal Trade Commission challenging the transactions contemplated hereby under the Clayton Act or the Sherman Act.

9.04 PURCHASE PRICE.

Purchaser shall have paid the Purchase Price in accordance with Section 3.04(a).

9.05 BILL OF SALE.

The parties hereto shall have executed and delivered the Bill of Sale, Assignment and Assumption Agreement.

9.06 DELIVERY OF OTHER DOCUMENTS.

All other documents, including the Transition Services Agreement and the Supplemental Purchaser and Sale Agreements, required under the terms of this Agreement to be executed and delivered by Purchaser to the Seller at or prior to the Primary Closing shall have been so delivered.

9.07 APPROVAL PURSUANT TO CONSENT DECREE.

Pursuant to the Consent Decree, the United States of America, as plaintiff, shall have provided written notice to Seller that it has no objection to the consummation of the transactions contemplated hereby and the Primary Closing of such transactions.

9.08 CERTIFICATE.

Purchaser shall have delivered to the Seller a certificate dated as of the Primary Closing and signed by an authorized officer of Purchaser to the effect that all of the covenants, terms and conditions of this Agreement to be complied with and performed by Purchaser at or before the Primary Closing have been complied with and performed in all material respects.

                   ARTICLE X - LIABILITY AND INDEMNIFICATION

10.01 SELLER'S LIABILITY AND INDEMNITY.

Subject to the terms and conditions of this Article X, the Seller hereby agrees to be liable for and to indemnify, defend and hold Purchaser and its officers, directors, agents and attorneys harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "DAMAGES") asserted against or incurred by any or all of them by reason of or resulting from:

         (a) An Excluded Liability;

         (b) A breach or failure of any representation, warranty or covenant of the Seller contained in this Agreement or in any agreement executed pursuant to this Agreement and not waived in writing by Purchaser;

         (c) The use of retained tools, use of the facilities of Purchaser or utilization of employees of Purchaser by Seller's Affiliates to complete a Retained Contract; and

         (d) The failure to comply with applicable bulk sales laws.

10.02 PURCHASER'S LIABILITY AND INDEMNITY.

Subject to the terms and conditions of this Article X, Purchaser hereby agrees to be liable for and to indemnify, defend and hold the Seller and Seller's Affiliates and their officers, directors, agents and attorneys harmless from and against all Damages asserted against or incurred by any or all of them by reason of or resulting from:

         (a) An Assumed Liability; and

         (b) A breach or failure of any representation, warranty or covenant of Purchaser contained in this Agreement or in any agreement executed pursuant to this Agreement and not waived in writing by the Seller or Seller's Affiliates.

10.03 BASKET.

Subject to the provisions of this Section 10.03, the Seller shall not be liable to Purchaser or required to indemnify Purchaser pursuant to Section 10.01 unless and until the aggregate amount of the Damages suffered or incurred by Purchaser, other than those Damages described in Section 10.04 below, exceeds two percent (2%) of the Purchase Price (the "BASKET"). In the event that the aggregate amount of such Damages exceeds the Basket, the Seller shall be responsible for such Damages, but only to the extent that they are in excess of the Basket.

10.04 NON-BASKET ITEMS.

The following Damages shall not be included in the calculation of the Basket:

         (a) Finder's fees for which the Seller is liable pursuant to
Section 5.16;

         (b) Any and all claims related to Excluded Liabilities; and

         (c) Any and all claims related to Retained Contracts.

10.05 CAP.

The Seller's liability to Purchaser for Damages described in Section 10.01(b) shall not exceed the Purchase Price; provided, however, that those Damages described in Section 10.04 above shall not be subject to this Section 10.05.

10.06 RESPONSIBILITY FOR BREACH OF AGREEMENT.

The respective obligations and liabilities of the Seller and Purchaser to the other for Damages pursuant to Sections 10.01(b) and 10.02(b) hereof are subject to the provisions of Section 12.16.

10.07 CONDITIONS OF INDEMNIFICATION.

The respective obligations and liabilities of the Seller and Purchaser (the "INDEMNIFYING PARTY") to the other (the "INDEMNIFIED PARTY"), for Damages pursuant to Sections 10.01(a), 10.01(c) and 10.02(a) hereof shall be subject to the following terms and conditions:

         (a) Within twenty (20) days (or such earlier time as might be required to avoid prejudicing the Indemnifying Party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the Indemnified Party shall give the Indemnifying
Party written notice thereof together with a copy of such claim, process or other legal pleading, and the Indemnifying Party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the Indemnified Party may participate in the defense with counsel of its own choice and at its own expense.

         (b) In the event that the Indemnifying Party, by the thirtieth (30th) day after receipt of notice of any such claim (or, if earlier, by the tenth
(10th) day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party and at the Indemnifying Party's expense, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof upon reimbursement to the Indemnified Party of all costs and expenses incurred by the Indemnified Party in conjunction with such defense to that date.

         (c) Anything in this Section 10.07 notwithstanding, the Indemnifying Party shall not settle any claim without the consent of the Indemnified Party unless such settlement involves only the payment of money and the claimant provides to the Indemnified Party a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the Indemnifying Party shall not settle the claim without the prior consent of the Indemnified Party, which consent shall not be unreasonably withheld.

         (d) The Indemnified Party and the Indemnifying Party will each cooperate with all reasonable requests of the other.

10.08 REMEDIES EXCLUSIVE.

In the event of breach of this Agreement or default hereunder, the remedies of the parties shall be limited to those set forth in this Article X and Section
12.07. No right to rescission or other common law right of action shall exist with respect to any breach of this Agreement or default hereunder.

                            ARTICLE XI - GUARANTIES

11.01 GUARANTY OF HALLIBURTON COMPANY.

For and in consideration of the benefits to be derived directly and indirectly from this Agreement, Guarantor covenants and agrees to indemnify Purchaser
(i) from any and all obligations assumed by Seller pursuant to Section 10.01 and
(ii) performance of all other obligations of Seller and Seller's Affiliates hereunder. Guarantor's obligations pursuant hereto are subject to Purchaser complying with Article X and other applicable provisions of this Agreement. Guarantor's obligation is a guarantee of payment and performance and it shall not be necessary for Purchaser to first proceed against Seller. Guarantor's obligation shall extend for the same period as Seller's obligations under
Section 10.01. Guarantor further agrees to, and to cause all its Affiliates (for so long as they are Affiliates) to, comply with the noncompetition obligation of the Seller set forth in Section 12.18.

11.02 GUARANTY OF SELLER.

For and in consideration of the benefits to be derived directly and indirectly from this Agreement, the Seller covenants and agrees to indemnify Purchaser from any and all obligations of Seller's Affiliates under this Agreement and the Supplemental Purchase and Sale Agreements.

11.03 GUARANTY OF PURCHASER.

For and in consideration of the benefits to be derived directly and indirectly from this Agreement, Purchaser covenants and agrees to indemnify the Seller and Seller's Affiliates from any and all obligations of Purchaser's Affiliates under this Agreement and the Supplemental Purchase and Sale Agreements.

                          ARTICLE XII - MISCELLANEOUS

12.01 AMENDMENT.

This Agreement may be amended, modified or supplemented only by an instrument in writing executed by a duly authorized officer of each party to this Agreement.

12.02 ASSIGNMENT.

This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither party may assign their rights and obligations hereunder, by operation of law or otherwise, without the prior written consent of the other party, which consent may be withheld for any reason whatsoever. Notwithstanding the preceding sentence, (i) Purchaser may direct the Seller and Seller's Affiliates in writing to transfer all or a portion of the Assets to one or more of Purchaser's Affiliates, provided such Purchaser's Affiliates shall agree to assume the obligations of Purchaser under this Agreement or a Supplemental Purchase and Sale Agreement, as applicable, with respect to such Assets; however, such allocation of Assets and assumption of obligations by Purchaser's Affiliates shall not affect the obligations of Purchaser to the Seller under this Agreement and (ii) Seller's obligations may be assumed by an Affiliate which is a successor by merger to the Seller.

12.03 NOTICE.

Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by courier or by sending such notice or communication by facsimile transmission. Such notice shall be deemed received on the earlier of the date on which it is hand-delivered or otherwise actually received or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

If to the Seller:                   Halliburton Energy Services, Inc.
                                    4100 Clinton Drive
                                    Houston, Texas 77020
                                    Attention: Vice President & Associate
                                    General Counsel
                                    Telephone: (713) 676-5162
                                    Telecopy: (713) 676-4414

with a copy (which shall not
constitute notice) to:              Halliburton Company
                                    3600 Lincoln Plaza
                                    500 N. Akard St.
                                    Dallas, Texas 75201-3391
                                    Attention: Executive Vice
                                    President and General Counsel
                                    Telephone: (214) 978-2600
                                    Telecopy: (214) 978-2783

If to Purchaser:                    W-H Energy Services, Inc.
                                    10370 Richmond Avenue, Suite 990
                                    Houston, Texas 77042
                                    Attention: Chairman
                                    Telephone: (713) 974-9071
                                    Telecopy: (713) 974-7029

with a copy to:                     Gardere Wynne Sewell & Riggs, L.L.P.
                                    Three Allen Center,
                                    333 Clay Avenue, Suite 800
                                    Houston, Texas 77002-4086
                                    Attention: David Jungman
                                    Telephone: (713) 308-5603
                                    Telecopy: (713) 276-6603

with a copy to:                     Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    1177 West Loop South, Tenth Floor
                                    Houston, Texas 77027-9095
                                    Attention: Lester L. Hewitt
                                    Telephone: (713) 850-0909
                                    Telecopy: (713) 850-0165

Any party may change its address for notice by written notice given to the other party.

12.04 PRE-CLOSING CONFIDENTIALITY.

Except for a joint press release to be issued upon execution of this Agreement, each party shall keep this Agreement and its terms confidential until the Primary Closing, unless in the opinion of its counsel disclosure is required by Law or the rules of a national securities exchange. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, Purchaser and the Seller hereby (i) acknowledge and agree to be bound by all the terms and conditions set forth in the Confidentiality Agreement attached hereto as Exhibit F and (ii) agree that, notwithstanding the execution and delivery of the Agreement, the Confidentiality Agreement will remain in full force and effect.

12.05 POST-CLOSING CONFIDENTIALITY.

Neither party shall disclose nor use to compete with the other any confidential information pertaining to such party which is obtained from such other party pursuant to this Agreement or any document delivered in connection herewith or with the transactions contemplated hereby, except as such use or disclosure may be required in the course of performance hereof and such disclosure as may, in the opinion of such party's counsel, be required by law. After the Primary Closing, the Seller shall not (except at the request of Purchaser) use or disclose to any third party any of the technical, financial, operational or marketing information pertaining to the Business except after and to the extent such information is or becomes generally available to the public through no fault of the Seller or as may be necessary in connection with the Seller's remaining or future businesses or as may, in the opinion of the Seller's counsel, be required by Law. In conducting the Business, the Seller has collected digital or paper records of LWD log data collected from customer wells. Such data is the property of the respective customer, not of the Seller. This data shall be made available to Purchaser as successor to the Business. Seller may retain copies of any or part of these log files at Seller's expense. Purchaser and Seller each agree to maintain as confidential and secret the log data from customer wells, unless specifically released by the customer. The parties shall take all reasonable efforts to cause their respective directors, officers, employees and agents to observe the provisions of this Section 12.05.

12.06 ENTIRE AGREEMENT.

This Agreement, the Exhibits hereto (including the Confidentiality Agreement) and the Supplemental Purchaser and Sale Agreements supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

12.07 COSTS, EXPENSES AND LEGAL FEES.

Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including, without limitation, attorneys', brokers', agents', investment bankers' and finders' fees), except that each party hereto agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the other party in successfully (a) enforcing any of the terms of this Agreement or a Supplemental Purchase and Sale Agreement, or (b) proving that the other party breached any of the terms of this Agreement or a Supplemental Purchase and Sale Agreement in any material respect.

12.08 SEVERABILITY.

If any provision of this Agreement or a Supplemental Purchase and Sale Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable and this Agreement and the Supplemental Purchase and Sale Agreements shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof or thereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom or therefrom.

12.09 WAIVER.

All of the original rights and powers of either party hereunder shall remain in force notwithstanding any neglect, forbearance or delay in enforcement thereof and neither party shall be deemed to have waived any of its rights or any provision of this Agreement or a Supplemental Purchase and Sale Agreement or any notice given hereunder or thereunder unless such waiver is in a writing signed by an officer of the waiving party. No such waiver by either party of any breach by the other party of this Agreement or a Supplemental Purchase and Sale Agreement shall be deemed a waiver of any continuing, future or recurring breach.

12.10 GOVERNING LAW.

THIS AGREEMENT AND THE SUPPLEMENTAL PURCHASE AND SALE AGREEMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF OR SUCH PROVISIONS OF ANY OTHER JURISDICTION.

12.11 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

Any legal action, suit or proceeding in law or equity arising out of or relating to this Agreement or a Supplemental Purchase and Sale Agreement or any of the transactions contemplated herein or therein shall be instituted in any state or federal court in Harris County, Texas, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or a Supplemental Purchase and Sale Agreement or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against either party if given by registered or certified mail, return receipt requested or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party at the address listed in Section 12.03 herein.

12.12 CAPTIONS.

The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

12.13 COUNTERPARTS.

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

12.14 ADDITIONAL AGREEMENTS.

Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or to cause to be done, all things necessary, proper or advisable to consummate and to make effective as promptly as practicable the transactions contemplated by this Agreement, including without limitation using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

12.15 BULK SALES COMPLIANCE.

The parties hereto waive compliance with all applicable provisions, if any, of the bulk sales Laws of the countries and states in which the Assets are located, or similar Laws of any jurisdiction.

12.16 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.

All representations, warranties, covenants and agreements of the parties contained in this Agreement or in the Seller's Disclosure Letter and the Purchaser's Disclosure Letter shall survive the execution and delivery of this Agreement and consummation of the transactions provided for in this Agreement and any related agreements, notwithstanding any investigation made by or on behalf of the parties. With the exception of Sections 4.02, 5.02, 5.03 and 5.05, the representations and warranties contained in Articles IV and V shall terminate and be of no further force or effect on the second anniversary of the Primary Closing Date. The covenant contained in Section 6.01 shall continue in full force and effect until the tenth anniversary of the Primary Closing Date. The covenant contained in Section 6.09 shall continue in full force and effect until expiration of the Consent Decree. The representations and warranties contained in Sections 4.02, 5.02, 5.03 and 5.05 and any other covenants and agreements of the parties set forth in this Agreement shall continue in full force and effect until the expiration of the applicable statute of limitations (if any). Any representation, warranty, covenant or agreement as to which a bona fide claim thereto is asserted during the applicable survival period shall, with respect to such claim, survive such survival period. No representation, warranty, covenant or agreement shall merge into any acts of sale, bills of sale, assignments, documents, agreements and instruments to be delivered at the Applicable Closing.

12.17 RISK OF LOSS.

The risk of any loss, damage, impairment, confiscation or condemnation of the Assets, or any part thereof, shall be upon the Seller or Seller's Affiliates at all times prior to the Applicable Closing. In any such event, the proceeds of, or any claim for any loss payable under any insurance policy, judgment or award with respect thereto shall be payable to the Seller or Seller's Affiliates. In such event, the Seller or Seller's Affiliates shall either: (i) repair, replace or restore any such property as soon as possible after its loss, impairment, confiscation or condemnation; or (ii) if insurance proceeds are sufficient to repair, replace or restore the property, pay such proceeds to the Purchaser on the Applicable Closing Date; provided that in the event of damage that would have a material adverse effect on the Business or the Assets taken as a whole, either party may, by written notice made pursuant to Section 12.03, terminate this Agreement.

12.18 NONCOMPETITION.

The Seller agrees that after the Primary Closing Date it will not, (and after the Applicable Closing Date will cause Seller's Affiliates to refrain from), directly or indirectly, including by a licensee other than Purchaser, offer LWD services using the CWRGM Resistivity - GR Tool, the DNSC Density-Neutron Tool and the SCWR Slim Resistivity Tool, provided (i) the Seller may provide LWD services using such tools to complete the Retained Contracts, (ii) the Seller may continue to offer sonic LWD tools and services using sonic LWD tools of the type sold to Purchaser, and (iii) the Seller may continue to use, license, transfer or sell the underlying Intellectual Property and Software licensed to Purchaser. For the purpose of clarity, nothing in the preceding sentence shall prevent Seller from offering LWD services (i) using LWD tools acquired by Halliburton Company ("Halliburton") from Dresser Industries, Inc. ("Dresser") and its Affiliates or subsequently developed by the LWD business which was conducted by Dresser and is now conducted by Halliburton by virtue of the merger of a wholly-owned subsidiary of Halliburton with and into Dresser on September 29, 1998, (ii) using LWD tools developed by NUMAR Corporation, a wholly owned subsidiary of Halliburton ("NUMAR") and its Affiliates and (iii) using LWD tools acquired from a third party.

12.19 RESTRICTION ON TRANSFER.

Purchaser agrees that it will not, and that it will obligate any Person to whom Purchaser transfers any of the Assets to not, transfer by any means any of the Assets or Additional Assets Purchaser acquires from Seller or Seller's Affiliates to Schlumberger Limited or Baker Hughes Incorporated or any of their Affiliates during the life of the Consent Decree, provided that Purchaser shall be entitled to make the Assets or Additional Assets available to any joint venture in which Purchaser participates.

                           ARTICLE XIII - TERMINATION

13.01 TERMINATION RIGHTS.

This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Primary Closing:

     (a) by mutual agreement as evidenced by execution and delivery of a written agreement to that effect by duly authorized officers of Purchaser and the Seller; or

     (b) by written notice given by one of the parties hereto to the other party hereto if the Primary Closing hereunder has not occurred by March 28, 1999, through no fault of the party providing said notice; or

     (c) by notice pursuant to Sections 12.17 or 13.02.

13.02 PERFORMANCE EXCUSED.

The Seller and Purchaser shall be excused from performance of this Agreement to the extent required by the notice, order or judgment of any Governmental Entity prohibiting or delaying performance by any of the parties. In the event Primary Closing is delayed beyond March 28, 1999 by a Governmental Entity, either party may terminate this Agreement upon three (3) days' written notice to the other, and the parties shall have no further obligation or liability to each other thereafter under this Agreement.

13.03 CONTINUING OBLIGATIONS.

Any termination pursuant to this Article XIII shall not affect the obligations of the parties hereto under Sections 12.04, 12.05 and 12.11 hereof.

                        ARTICLE XIV - ADDITIONAL ASSETS

14.01 SALE AND PURCHASE OF ADDITIONAL ASSETS.

         (a) ADDITIONAL ASSETS TRANSFERRED.

         Subject to and upon the terms and conditions contained herein, at the Primary Closing, the Seller, and at the Secondary Closing, the Seller's Affiliates, shall sell, transfer, assign, grant, convey and deliver to Purchaser and Purchaser shall purchase, accept and acquire from the Seller and the Seller's Affiliates, all of the Seller's and Seller's Affiliates' rights, titles and interests in and to the properties, assets and rights which are set forth on Schedules 14.01(a)(1)(a), 14.01(a)(1)(b), 14.01(a)(1)(c), 14.01(a)(1)(d), (the
"ADDITIONAL EQUIPMENT") 14.01(a)(2)(a) and 14.01(a)(2)(b) (the "ADDITIONAL LICENSES") of the Seller's Disclosure Letter (collectively and individually, the "ADDITIONAL ASSETS"). The Additional Assets are not subject to the Consent Decree and shall be limited to the following:

          (1) ADDITIONAL EQUIPMENT. The Additional Equipment shall consist of the following tools in the quantities and subject to the delivery schedules set forth in the applicable Schedules of Seller's Disclosure
          Letter:

               (a) STRATATRACKER TOOLS. The StrataTracker tools listed in
               Schedule 14.01(a)(1 )(a) of the Seller's Disclosure Letter.

               (b) DYNAMIC PRESSURE MODULE TOOLS. The Dynamic Pressure Module tools listed in Schedule 14.01 (a)(1)(b) of the Seller's Disclosure Letter.

               (c) TRACS ADJUSTABLE STABILIZER TOOLS. The TRACS Adjustable Stabilizer tools listed in Schedule 14.01(a)(1)(c) of the Seller's Disclosure Letter.

               (d) HDS1 MWD TOOLS. The HDS1 MWD Tools listed in Schedule 14.01(a)(1)(d) of the Seller's Disclosure Letter.

          (2) ADDITIONAL LICENSES.

               (a) ADDITIONAL INTELLECTUAL PROPERTY. Subject to the third party licenses granted to the Seller and Seller's Affiliates as set forth in Schedule 5.07(b)(i) of the Seller's Disclosure Letter, non-exclusive, non-sublicensable, irrevocable, royalty-free, worldwide licenses to intellectual property set forth in Schedule
               14.01 (a)(2)(a) of the Seller's Disclosure Letter (the "ADDITIONAL INTELLECTUAL PROPERTY"), together with the right to use, manufacture, have manufactured for it, lease and sell the Additional

               Equipment and the right to use the Additional Intellectual Property embodied in the Additional Equipment.


               (b) ADDITIONAL SOFTWARE. Subject to the third party licenses granted to the Seller and Seller's Affiliates as set forth in
               Schedule 5.07(d)(i) of the Seller's Disclosure Letter, non-exclusive, non-sublicensable, irrevocable, royalty-free, worldwide licenses as set forth in Schedule 14.01(a)(2)(b) the Seller's Disclosure Letter to use and copy the additional software and create derivative works based thereon.

14.02    RIGHT OF FIRST REFUSAL.

         The Seller grants to Purchaser a right of first refusal to purchase any of the equipment currently in the inventory of Seller and its Affiliates of the same type and version as the Additional Equipment retained by Seller and its Affiliates at a price and on terms equivalent to that offered to the Seller by a third party. The term of this right of first refusal shall be for a period of five (5) years after the Primary Closing Date. Purchaser shall have one (1) week after written notice of Seller's intended sale of such equipment in which to match the third party offer. If Purchaser fails to respond with a matching offer, then Seller shall be free to sell to such third party the quantity of equipment offered to Purchaser. For purposes of this Section 14.02, a transfer from Seller to its Affiliates or amongst Affiliates of Seller shall not be deemed a sale to which this right of first refusal applies. Nothing contained in this Section 14.02 shall require Seller or its Affiliates to manufacture or offer such equipment for sale to third parties. Equipment of the same type, regardless of version, as the Additional Equipment that is manufactured after the Closing Date shall not be subject to Purchaser's right of first refusal.

IN WITNESS WHEREOF, this Purchase and Sale Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                   SELLER:

                                   Halliburton Energy Services, Inc.,
                                   a Delaware corporation


                                   /s/ LESTER L. COLEMAN
                                   -------------------------------------
                                   By:      Lester L. Coleman
                                   Its:     Vice President



                                   PURCHASER:

                                   W-H Energy Services, Inc.
                                   a Texas corporation


                                   /s/ KENNETH T. WHITE, JR.
                                   -------------------------------------
                                   By:      Kenneth T. White, Jr.
                                   Its:     Chairman and Chief Executive
                                            Officer



Guarantor is executing this Agreement for the limited purpose of evidencing its guaranty as set forth in Section 11.01 and its noncompetition obligation set forth in Section 12.18 of this Agreement. Except for such purposes, Guarantor shall not otherwise be deemed a party to this Agreement.

GUARANTOR:

Halliburton Company,
a Delaware corporation

/s/  LESTER L. COLEMAN
------------------------------
By:     Lester L. Coleman
Its:    Executive Vice President and General Counsel

                                    EXHIBIT A

                        FORM OF BILL OF SALE, ASSIGNMENT
                            AND ASSUMPTION AGREEMENT

         BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT ("BILL OF SALE") dated *, 1999, by and between Halliburton Energy Services, Inc. ("SELLER" and * ("PURCHASER").

         Purchaser desires to buy and the Seller desires to sell and to cause Seller's Affiliates to sell, on the terms and conditions set forth herein, certain assets and properties exclusively related to or exclusively used or held for use in connection with business of providing logging-while drilling ("LWD") services, together with the measurement-while-drilling ("MWD") business used in conjunction with the LWD business (the "BUSINESS"), together with the Additional Equipment and Additional Licenses, conditioned upon the assumption of certain liabilities arising out of the Business by the Purchaser.

         All terms used but not defined herein shall have the meanings ascribed thereto in the Purchase and Sale Agreement, dated as of the * day of January, 1999, by and among the Seller, Purchaser and the Guarantor (the "AGREEMENT"). Schedule references are to Schedules to the Seller's Disclosure Letter. This Bill of Sale is being executed and delivered in order to effect the transfer of Assets and Additional Assets (to the extent owned by Seller) to, and the assumption of the Assumed Liabilities by, the Purchaser, all as provided for in the Agreement.

          NOW, THEREFORE, in consideration of the Purchase Price paid by the Purchaser to the Seller and the assumption of the Assumed Liabilities by the Purchaser, the receipt and sufficiency of which by each Purchaser and the Seller is hereby acknowledged:

         1.0 ASSIGNMENT. The Seller hereby sells, transfers, assigns, grants, conveys and delivers unto the Purchaser, its successors and assigns, all of the Seller's right, title and interest in and to the properties, assets, and rights described in this Bill of Sale owned by Seller and listed in the Seller's Disclosure Letter as the "Assets" and the "Additional Assets" respectively:

                  (1) FIXED ASSETS. All fixtures, machinery, equipment, tools and supplies listed in Schedule 2.01(a)(1) (the "FIXED ASSETS").

                  (2) INVENTORY. The inventory of spare parts, replacements, component parts and supplies that are set forth in Schedule 2.01(a)(2) (the "INVENTORY").

                  (3) ASSIGNED CONTRACTS. To the extent assignable, all rights (or the portion pertaining to the Business only for contracts involving services other than those performed by the Business and then only to the extent specified) under the contracts, agreements, leases, sales orders, purchase orders, and other arrangements and commitments listed in Schedule 2.01(a)(3)(i)

("ASSIGNED CONTRACTS"), and all contracts, agreements, leases, sales orders, purchase orders and other arrangements and commitments (or the portion pertaining to the Business only for contracts involving services other than those performed by the Business and then only to the extent specified) entered into in the ordinary course of business of the Business by the Seller or Seller's Affiliates after the date of the Agreement and through the Closing Date and listed in Schedule 2.01(a)(3)(ii) ("ADDITIONAL ASSIGNED CONTRACTS).

                  (4) LICENSES.

                  (a) INTELLECTUAL PROPERTY. Subject to the third party licenses granted to the Seller and Seller's Affiliates as set forth in Schedule 5.07(b)(i), non-exclusive, non-sublicensable, irrevocable, royalty-free, worldwide licenses as set forth in Schedule 2.01(a)(4)(a) to use, manufacture, have manufactured for it, lease and sell the equipment and tools and the right to use the Seller's Intellectual Property embodied in such equipment and tools as are used in the conduct of operations of the Business.

                  (b) SOFTWARE. Subject to the third party licenses granted to Seller and Seller's Affiliates as set forth in Schedule 5.07(d)(i), non-exclusive, non-sublicensable, irrevocable, royalty-free, worldwide licenses as set forth in Schedule 2.01(a)(4)(b) to use and copy the Software and create derivative works based thereon, as is used in the conduct of the Business as embodied in the equipment and tools.

                  (5) BOOKS AND RECORDS. Originals or copies of documents, papers, agreements, drawings, designs, plans, methods, engineering and manufacturing specifications, formulas, procedures, computer programs and customer lists which relate exclusively to the Assets and are set forth on
Schedule 2.01(a)(5).

                  (6) MOTOR VEHICLES. All motor vehicles owned by the Seller, listed on Schedule 2.01(a)(6)(i), and all rights of the Seller to such motor vehicles leased by the Seller, listed on Schedule 2.01(a)(6)(ii).

                  (7) PERMITS AND LICENSES. All transferable business licenses, permits, and equivalent documents, listed on Schedule 2.01(a)(7).

                  (8) INTENTIONALLY LEFT BLANK

                  (9) TRANSFERRED MARKS. The registered and common law trademarks and service marks, trademark and service mark registration applications, both foreign and domestic, that are set forth in Schedule 2.01(a)(9).

                  (10) ADDITIONAL EQUIPMENT. The Additional Equipment that is set forth in Schedules 14.01(a)(1)(a), 14.01(a)(1)(b), 14.01(a)(1)(c) and
14.01(a)(1)(d).

                  (11) ADDITIONAL LICENSES. The Additional Licenses that are set forth in Schedules 14.01(a)(2)(a) and 14.01(a)(2)(b).

         The Purchaser acknowledges that the Seller's Disclosure Letter lists Assets and Additional Assets that are owned by Seller's Affiliates, in addition to the Assets and Additional Assets owned by the Seller. This Bill of Sale sells, transfers, assigns, conveys and delivers only the Assets and Additional Assets owned or leased by the Seller.

         TO HAVE AND TO HOLD, all and singular, the Assets and Additional Assets and properties hereby sold, conveyed, transferred, assigned and delivered, or intended so to be, unto the Purchaser, and its successors and assigns, to and for its own use forever.

         2.0 ASSETS NOT TRANSFERRED. Except for the Assets set forth on Schedules 2.01(a)(1), 2.01(a)(2), 2.01(a)(3)(i) and (ii), 2.01(a)(4)(a) and (b),
2.01(a)(5), 2.01(a)(6)(i) and (ii), 201(a)(7) and 2.01(a)(9), and the Additional
Assets set forth on Schedules 14.01(a)(1)(a), 14.01(a)(1)(b) 14.01(a)(1)(c),
14.01(a)(1)(d), 14.01(a)(2)(a) and 14.01(a)(2)(b) or the Assets transferred pursuant to the Act of Sale, as described more particularly in the Agreement, all other properties, assets and rights of every kind and description, whether personal, tangible or mixed, are excluded from the Assets and Additional Assets and shall be retained by the Seller and Seller's Affiliates and their Affiliates.

         3.0 ASSUMPTION OF LIABILITIES BY THE PURCHASER.

                  3.1 ASSUMED LIABILITIES. In consideration of the sale, conveyance, transfer, assignment and delivery of the Assets and Additional Assets by the Seller to the Purchaser, its successors and assigns, the Purchaser hereby assumes and agrees to pay, honor and discharge in accordance with the terms thereof all of the Assumed Liabilities. The term "ASSUMED LIABILITIES" shall mean only the following liabilities and obligations relating to the Business, Assets and Additional Assets:

                           3.1.1 ASSIGNED CONTRACTS. Any and all liabilities,
obligations and commitments of the Business that arise out of or relate to the Assigned Contracts listed on Schedule 2.01(a)(3)(i) and the Additional Assigned Contracts listed on Schedule 2.01(a)(3)(ii), but in any case, not including any liability for any breach thereof occurring prior to the Applicable Closing Date.

                           3.1.2 TAXES. Any and all taxes which may be
applicable to the Business, Assets and Additional Assets with respect to periods beginning with the Applicable Closing Date, or arising from events or occurrences on or after the Applicable Closing Date, including without limitation, income, ad valorem, personal property, sales, value added, goods and services, use or transfer taxes resulting from the sale of the Assets and Additional Assets to Purchaser and/or the Purchaser's ownership of the Assets and Additional Assets. The burden of ad valorem taxes, real property taxes, personal property taxes and other similar taxes for the tax year in which the Applicable Closing occurs based on the ownership of the Assets and Additional Assets shall be prorated based on the Seller's and Purchaser's respective ownership of the Assets and Additional Assets during the tax year in which the Applicable Closing occurs.

Any sum required to be paid by one party to the other as a result of such proration shall be paid by wire transfer of immediately available funds.

                           3.1.3 SPECIFIC UNDERTAKINGS. Any and all liabilities,
obligations and commitments specifically undertaken by the Purchaser pursuant to the other terms of the Agreement.

                           3.1.4 PRODUCT LIABILITIES. All risks associated with
the use following the Applicable Closing Date of any equipment purchased hereunder as part of the Assets and Additional Assets, including liability to any third party for any injury or damage to persons or property and any damage to the equipment itself, due to any condition of, defect in or design of the equipment, latent or otherwise, whether such condition, defect or design now exists or hereafter occurs.

                           3.1.5 CERTAIN OTHER COSTS AND OBLIGATIONS. Any and
all costs and obligations, whether direct or indirect including, without limitation, administrative costs, related to any unassigned contract or claim of which the Purchaser obtains the benefit pursuant to Section 2.03 of the Agreement.

                  3.2 EXCLUDED LIABILITIES. The Purchaser shall not assume and shall not be responsible for any liabilities, obligations or commitments of the Seller other than the Assumed Liabilities (the "EXCLUDED LIABILITIES").

                  3.3 SHARED LIABILITIES. Liabilities relating to the Business for utility charges or with respect to rentals payable on leased property included as part of the Assets and Additional Assets, which in either case are for periods beginning before and ending after the Applicable Closing Date, shall be shared by the Seller and Purchaser on the basis of the proportionate number of calendar days in such period.

         4.0 POWER OF ATTORNEY. The Seller covenants and agrees with the Purchaser that the Seller will, whenever and as often as required to do so by the Purchaser, execute, acknowledge and deliver any and all such other deeds, assignments, transfers, conveyances, confirmations, powers of attorney, and any instruments of further assurance, approval and consent, and take such other action as the Purchaser may hereafter reasonably deem necessary or proper in order to complete or perfect the conveyance and transfer to the Purchaser of the assets, properties and rights conveyed and transferred hereby or intended to be so conveyed and transferred.

         5.0 BINDING INSTRUMENT. This instrument shall be binding on the parties hereto and their respective successors and assigns. Nothing in this instrument, express or implied, is intended to confer upon any person other than the foregoing, any rights, remedies, obligations or liabilities under or by reason of this instrument, except as expressly provided herein.

         6.0 FURTHER BILLS OF SALE. The Seller and the Purchaser shall execute such further individual bills of sale and assignment and assumption agreements as may be appropriate to effect the transfer of specific Assets and Additional Assets to the Purchaser from the Seller. The

Seller and the Purchaser specifically recognize that, with regard to this Bill of Sale, such further bills of sale and assignment and assumption agreements shall be deemed to be corrective bills of sale and assignment and assumption agreements to the extent that they purport to convey the same Assets and Additional Assets as are covered by this Bill of Sale and to such extent shall be deemed to have replaced this Bill of Sale without requiring the parties to specifically amend this Bill of Sale. Except as provided in this Paragraph 6.0, this Bill of Sale shall continue in full force and effect without change.

         7.0 SELLER'S AFFILIATES BILLS OF SALE. The Seller shall cause Seller's Affiliates to enter into such individual bills of sale and assignment and assumption agreements as may be appropriate to effect the transfer of specific Assets and Additional Assets to the Purchaser from the Seller's Affiliate.

         8.0 COUNTERPARTS. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Bill of Sale to be executed in their respective corporate names by their respective, duly authorized officers on and as of the day and year first written above.


                                        SELLER:

                                        Halliburton Energy Services, Inc.,
                                        a Delaware corporation

                                        By:
                                            ---------------------------
                                        Its:
                                            ---------------------------

                                        PURCHASER:

                                        *
                                        a * corporation

                                        By:
                                            ---------------------------
                                        Its:
                                            ---------------------------

STATE OF TEXAS      )
COUNTY OF DALLAS    )

         BEFORE ME, the undersigned, a Notary Public in and for said State, on this day personally appeared ___________________, the ___________________ of
Halliburton Energy Services, Inc., a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this ____ day of ____________________, 1999.


                                             -----------------------------------
[Seal]                                       Notary Public
                                             My commission expires:
                                                                   -------------
STATE OF _______)
COUNTY OF _______)


         BEFORE ME, the undersigned, a Notary Public in and for said State, on this day personally appeared ___________________, the ___________________ of *,
a * corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this ____ day of ____________________, 1999.

                                             -----------------------------------
[Seal]                                       Notary Public
                                             My commission expires:
                                                                   -------------